FORM OF

DEPOSITARY TRUST AGREEMENT

Between

MERK INVESTMENTS LLC,

as Sponsor

and

THE BANK OF NEW YORK MELLON,

as Trustee

________________________________________

MERK GOLD TRUST

________________________________________

Dated as of __, 2014

TABLE OF CONTENTS

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DEPOSITARY TRUST AGREEMENT

THIS DEPOSITARY TRUST AGREEMENT dated as of [______], 2014, between MERK INVESTMENTS LLC, a Delaware limited liability company, as sponsor, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee.

W I T N E S S E T H:

WHEREAS the Sponsor desires to establish a trust, to be known as the “Merk Gold Trust,” pursuant to the laws of the State of New York; and

WHEREAS the Sponsor desires to: establish the terms on which gold may be deposited in the trust; provide for the creation of shares representing fractional undivided beneficial interests in the net assets of the trust; and provide owners of shares the ability to take delivery of physical gold in exchange for their shares; and

WHEREAS the Sponsor desires to provide for other terms and conditions on which the trust shall be established and administered, as hereinafter provided.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1	Definitions.

Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Agreement” means this Depositary Trust Agreement, as amended or supplemented in accordance with its terms.

“Authorized Participant” means a Person that, at the time of submitting a Purchase Order or a Redemption Order, (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement, and (iv) has established an unallocated account with the Custodian or another LBMA-approved gold-clearing bank.

“Authorized Participant Agreement” means an agreement among the Trustee, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders and Redemption Orders under this Agreement. The Trustee has no duty or liability to any Person on account of the selection of any Authorized Participant.

“Authorized Participant Procedures” means the procedures for Purchase Orders and Redemption Orders attached to an Authorized Participant Agreement, as modified by the Trustee from time to time.

“Basket” means 50,000 Shares, except that the Sponsor, upon prior written notice to the Trustee, may from time to time increase or decrease the number of Shares comprising a Basket.

“Basket Gold Amount” means the amount of Unallocated Gold that must be deposited for issuance of one Basket or that is deliverable on Surrender of one Basket, determined as provided in Section 2.3(b).

“Benchmark Price” means, as of any day, (i) such day’s London PM Fix or such day’s London AM Fix if such day’s London PM Fix is not available; or (ii) such other publicly available price which the Sponsor may determine fairly represents the commercial value of gold held by the Trust and instructs the Trustee to use as the Benchmark Price.

“Beneficial Owner” means any Person owning a beneficial interest in any Shares, including the Sponsor pursuant to Section 4.7(d).

“Book-Entry System” has the meaning ascribed to such term in Section 5.3(f)(ii).

“Business Day” means any day other than a day: (1) when the Exchange is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

“Cash Proceeds” has the meaning ascribed to such term in Section 2.6(b)(ii).

“Certificate” means a certificate that is executed and delivered by the Trustee under this Agreement evidencing Shares.

“CFTC” means the U.S. Commodity Futures Trading Commission or any successor governmental agency in the United States.

“Clearing Agency” has the meaning ascribed to such term in Section 5.3(f)(ii).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor governmental agency in the United States.

“Corporate Trust Office” means the office of the Trustee at which its corporate trust business that relates to this Agreement is administered, which, at the date of this Agreement, is located at 2 Hanson Street, Brooklyn, New York 11217.

“Custodian” means the Initial Custodian and any substitute or additional custodian of the Trust’s assets appointed by the Trustee at the direction of or as approved by the Sponsor as provided in Section 5.5 and, where the context permits, any sub-custodians employed by the Initial Custodian or any such substitute or additional custodian.

“Custody Agreement” means each of the Trust Unallocated Account Agreement and the Trust Allocated Account Agreement and any custody agreement entered into pursuant to Section 5.5(a) with a substitute or additional Custodian.

“Delivery” means (i) when used with respect to Unallocated Gold, obtaining an acknowledgement from the Custodian of a credit of gold on an Unallocated Basis to the account of the Person entitled to that delivery, (ii) when used with respect to Physical Gold, the process of delivering Physical Gold in connection with the Surrender of Shares on a Share Submission Day by a Delivery Applicant, and (iii) when used with respect to Shares, one or more book-entry transfers of those Shares to an account or accounts at the Depository designated by the Person entitled to instruct such delivery, and, as applicable, for further credit as specified by that Person.

“Delivery Applicant” means a Beneficial Owner who is not an Authorized Participant and wishes to Surrender part or all of the Shares he or she holds for the purpose of taking Delivery of Physical Gold in the amount of Trust Property represented by those Shares.

“Delivery Applicant Procedures” means the procedures for a Delivery Applicant to take Delivery of Physical Gold attached hereto as Exhibit D and as set forth in the Trust’s registration statement, as modified by the Sponsor and the Trustee from time to time.

“Delivery Application” means a document in form satisfactory to the Sponsor that expresses a Delivery Applicant’s intention to Surrender Shares on a Share Submission Day in exchange for an amount of Physical Gold up to the amount of gold represented by such Shares on such Share Submission Day.

“Depository” means DTC and any other successor depository of Shares selected by the Sponsor as provided herein.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“DTC Participant” means a Person that, pursuant to DTC’s governing documents, is entitled to deposit securities with DTC in its capacity as a “participant.”

“Effecting Delivery Applicant Instructions” has the meaning ascribed to such term in Section 5.6(a).

“Exchange” means the exchange or other securities market on which the Shares are principally traded, as specified from time to time by the Sponsor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fine Ounce” means an Ounce of 100% pure gold, Fine Ounces being determined, as to physical gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held in the Trust Unallocated Account, by the number of Fine Ounces credited to the account from time to time (such account being denominated in Fine Ounces).

“Gold” or “gold” means physical gold or gold held on an Unallocated Basis.

“Gold Coins” means gold coins without numismatic value and having a minimum fineness of 99.5% or, with respect to American Gold Eagle gold coins, having a minimum fineness of 91.67%.

“Indirect Participant” means a Person that, by clearing securities through, or maintaining a custodial relationship with, a DTC participant, either directly or indirectly, has access to the DTC clearing system.

“Initial Custodian” means JPMorgan Chase Bank, N.A., as custodian under the Custody Agreements.

“Internal Control Over Financial Reporting” has the meaning ascribed to such term in Rules 13a-15(f) and 15(d)-15(f) adopted by the Commission under the Exchange Act.

“LBMA” means the London Bullion Market Association or its successor.

“London Bar” means a gold bar meeting the London Good Delivery Standards.

“London Good Delivery Standards” means the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA.

“London AM Fix” means the morning session of the twice daily fix of the price of a Fine Ounce of gold, which starts at 10:30 AM London, England, time and is performed in London by the five members of the London gold fix.

“London PM Fix” means the afternoon session of the twice daily fix of the price of a Fine Ounce of gold, which starts at 3:00 PM London, England, time and is performed in London by the five members of the London gold fix.

“Net Asset Value” has the meaning ascribed to such term in Section 4.3(a).

“Net Asset Value per Share” has the meaning ascribed to such term in Section 4.3(a).

“Order Cutoff Time” means, with respect to any Business Day, (i) 4:00 p.m. (New York time) on such Business Day or (ii) another time agreed to by the Sponsor and the Trustee and of which Registered Owners and all existing Authorized Participants have been notified by the Trustee.

“Order Date” means, with respect to a Purchase Order, the date specified in Section 2.3(a) and, with respect to a Redemption Order, the date specified in Section 2.6(a).

“OTC Transaction” has the meaning ascribed to such term in Section 2.6(b)(iv).

“Ounce” means one troy ounce, equal to 31.103 grams (1.0971428 ounces avoirdupois).

“Person” means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity or government or any agency or political subdivision thereof.

“Physical Gold” or “physical gold” means (i) gold bullion that meets the London Good Delivery Standards and (ii), with respect to a Delivery Applicant’s taking Delivery of Physical Gold, gold bullion in bars of any size with a minimum fineness of 99.5% and Gold Coins.

“PMD Unallocated Account” means a loco London account maintained by the Custodian on an Unallocated Basis for the Precious Metals Dealer which may be used for facilitating a Delivery Applicant’s taking Delivery of Physical Gold as provided in Section 2.6(b) and the Delivery Applicant Procedures.

“Precious Metals Dealer” means a dealer in gold selected by the Sponsor to facilitate the Delivery Applicant’s taking Delivery of Physical Gold as provided in Section 2.6(b) and the Delivery Applicant Procedures. The initial Precious Metals Dealer shall be Coins ‘N Things, Inc.

“Purchase Order” has the meaning ascribed to such term in Section 2.3(a).

“Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other Depository as is then acting with respect to the Shares, (ii) is a “bank” as defined in section 408(n) of the Code (unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that complying with such definition is not necessary for the exception under section 408(m)(3) of the Code to apply), and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150,000,000.

“Redemption Order” has the meaning ascribed to such term in Section 2.6(a).

“Registered Owner” means the Person in whose name Shares are registered on the books of the Trustee maintained for that purpose, including the Sponsor pursuant to Section 4.7(d).

“Registrar” means any bank or trust company that is appointed to register Shares and transfers of Shares as herein provided.

“Reserve Account” means the account described in Section 4.12.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a unit of beneficial interest in the Trust created under this Agreement, having no par value and representing a fractional undivided beneficial interest in the net assets of the Trust which undivided interest shall equal a fraction, the numerator of which is one and the denominator of which is the total number of Shares outstanding.

“Share Submission Day” has the meaning ascribed to such term in Section 2.6(b)(ii).

“Sponsor” means Merk Investments LLC, a Delaware limited liability company, or its successor.

“Sponsor’s Fee” has the meaning ascribed to such term in Section 5.8(a).

“Sponsor Indemnified Party” has the meaning ascribed to such term in Section 5.6(b).

“Surrender” means a book-entry transfer of Shares to the Trustee’s account with the Depository. A “Surrendering” Authorized Participant or Delivery Applicant and “Surrendered” Shares, Baskets or Certificates mean, respectively, an Authorized Participant or Delivery Applicant, and Shares, Baskets or Certificates, involved in a Surrender.

“Transaction Confirmation” has the meaning ascribed to such term in Section 2.6(b)(iv).

“Trust” means the Merk Gold Trust, the trust entity created by this Agreement.

“Trust Allocated Account” means the loco London account maintained for the Trust by the Initial Custodian pursuant to the Trust Allocated Account Agreement, or another account maintained for the Trust by a successor Custodian on an allocated basis, as the case may be.

“Trust Allocated Account Agreement” means the Allocated Account Agreement of even date herewith between the Custodian and the Trustee, the form of which is attached as Exhibit B.

“Trust Property” means the gold that the Custodian credits to the Trust Allocated Account and the Trust Unallocated Account in accordance with the Custody Agreements, all other property held by the Custodian for the account of the Trust and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under this Agreement, including physical gold held by the Precious Metals Dealer or the Custodian for the Trust prior to the delivery of the physical gold to the Delivery Applicant pursuant to the delivery instructions set forth in the Delivery Application.

“Trust Unallocated Account” means the loco London account maintained for the Trust by the Initial Custodian pursuant to the Trust Unallocated Account Agreement, or another account maintained for the Trust by a successor Custodian on an Unallocated Basis, as the case may be.

“Trust Unallocated Account Agreement” means the Unallocated Account Agreement of even date herewith between the Custodian and the Trustee, the form of which is attached as Exhibit C.

“Trustee” means The Bank of New York Mellon, a New York banking corporation, in its capacity as trustee under this Agreement, or any successor trustee under this Agreement.

“Trustee Indemnified Party” has the meaning ascribed to such term in Section 5.6(a).

“Unallocated Basis” means, with respect to the holding of gold, that the holder is entitled to receive delivery of physical gold in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular gold that the custodian maintaining that account owns or holds.

“Unallocated Gold” means gold held on an Unallocated Basis.

Section 1.2	Rules of Construction.

Unless the context otherwise requires:

(a)   a term has the meaning assigned to it;

(b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles consistently applied in the United States;

(c)   “or” is not exclusive;

(d)   the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision thereof;

(e)   “including” means including without limitation;

(f)   words in the singular include the plural and words in the plural include the singular; and

(g)   a term defined in any part of speech shall have the corresponding meaning when capitalized and used herein in another part of speech.

ARTICLE II

CREATION AND DECLARATION OF TRUST;
FORM OF CERTIFICATES; DEPOSIT OF GOLD;
DELIVERY, REGISTRATION OF TRANSFER AND SURRENDER OF SHARES

Section 2.1	Creation and Declaration of Trust; Business of the Trust.

(a)   The Trustee acknowledges that it has received confirmation from the Custodian that the Custodian has received an initial deposit of gold from [_______________], the initial purchaser of the first Basket of Shares, and has credited such deposit to the Trust Allocated Account and Trust Unallocated Account, with the Trust Unallocated Account holding no more than 430 Fine Ounces. The Trustee declares that the initial deposit and all other Trust Property shall be owned by the Trust and the Trustee as trustee thereof for the benefit of the Beneficial Owners for the purposes of, and subject to and limited by the terms and conditions set forth in, this Agreement. The trust created by this Agreement shall be known as the “Merk Gold Trust.” The Trustee hereby confirms that, in exchange for the initial deposit of gold, the Trustee has issued a global Certificate to DTC and that, upon the initial registration statement for the sale of the Shares being declared effective, the Trustee will direct DTC to credit the initial depositor of gold with the number of Baskets represented by such initial deposit of gold.

(b)   The Trust shall not engage in any business or activities other than those authorized by this Agreement or incidental and necessary to carry out the duties and responsibilities set forth in this Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in this Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

Section 2.2	Form of Certificates; Book-Entry System; Transferability of Shares.

(a)   The Certificates evidencing Shares shall be substantially in the form set forth in Exhibit A attached to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Shares shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Shares has been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. The Trustee shall maintain books on which the registered ownership of each Share and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing Shares bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and the manual signature of a duly authorized officer of the Registrar, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Trustee or Registrar, if applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

(b)   The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any Exchange on which Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Shares evidenced by a particular Certificate are subject.

(c)   The Sponsor and the Trustee will apply to DTC for acceptance of the Shares in its book-entry settlement system. The Sponsor and the Trustee, as the case may be, shall enter into such customary agreements as may be required by DTC in connection therewith. Shares deposited with DTC shall be evidenced by one or more global Certificates that shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AGENT AUTHORIZED BY

THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d)   So long as the Shares are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding the provisions of Sections 2.2(a) and (b), all Shares shall be evidenced by one or more global Certificates the Registered Owner of which is DTC or a nominee of DTC and (i) no Beneficial Owner of Shares will be entitled to receive a separate Certificate evidencing those Shares, (ii) the interest of a Beneficial Owner in Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (iii) the rights of a Beneficial Owner with respect to Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Shares. So long as DTC or another authorized Depository selected by the Sponsor is the Registered Owner, the Trustee and the Sponsor may treat DTC or such other Depository as the absolute owner of the Shares for all purposes whatsoever, including with respect to the payment of distributions and the giving of notices of redemption, tender and other matters with respect to the Shares.

(e)   If, at any time when Shares are evidenced by a global Certificate, DTC ceases to make its book-entry settlement system available for such Shares, the Trustee shall execute and deliver separate Certificates evidencing Shares to a successor authorized Depository identified by the Sponsor and available to act, or, if no successor Depository is identified and able to act, the Trustee shall terminate the Trust in accordance with Section 6.2.

(f)   Title to a Certificate evidencing Shares (and to the Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the Registered Owner of Shares as the absolute owner thereof for the purpose of determining the person entitled to any distribution or to any notice provided for in this Agreement and for all other purposes.

Section 2.3	Deposit of Gold.

(a)   After the initial deposit of gold in the Trust, the issuance and Delivery of Shares will take place only in integral numbers of Baskets, or as permitted under Sections 4.7(d) and 5.8, and in compliance with the provisions of this Agreement, as supplemented by the Authorized Participant Procedures (to the extent they are not inconsistent with this Agreement). Authorized Participants wishing to acquire from the Trustee one or more Baskets must place an order therefor with the Trustee (a “Purchase Order”) no later than 3:59:59 p.m. (New York time) on any Business Day. The Order Date for Purchase Orders received by the Trustee prior to the Order Cutoff Time on a Business Day shall be that Business Day. The Order Date for Purchase Orders received by the Trustee on or after the Order Cutoff Time on a Business Day shall be the next Business Day. As consideration for each Basket acquired, Authorized Participants must deposit with the Custodian, from an account of the Authorized Participant maintained by the Custodian, or, if otherwise expressly permitted by the Authorized Participant Procedures, another LBMA-member custodian identified by the Authorized Participant to the Custodian and the Trustee, the Basket Gold Amount determined by the Trustee on the Order Date of the corresponding Purchase Order. Gold may only be delivered to the Custodian by credit to the Trust Unallocated Account. The Authorized Participant shall bear all risk of any loss until the gold is credited to the Trust Unallocated Account, and neither the Trustee nor the Trust shall have any liability for any such loss.

(b)   The Trustee shall determine the Basket Gold Amount for each Business Day, and each such determination thereof and the Trustee’s resolution of questions concerning the composition of the Basket Gold Amount shall be final and binding on all persons interested in the Trust. The initial Basket Gold Amount is [_____] Fine Ounces of gold. After the initial deposit of gold into the Trust, the Basket Gold Amount for each Business Day shall be an amount of gold equal to (i) the excess of (a) the total number of Fine Ounces of gold held in the Trust as of the opening of business on such Business Day over (b) the number of such Fine Ounces of gold equal in value to the Trust’s unpaid expense accrual as of such opening divided by (ii) the quotient of (c) the number of Shares outstanding as of such opening divided by (d) 50,000 (or other number of Shares in a Basket for such Business Day). Fractions of a Fine Ounce of gold included in the Basket Gold Amount smaller than 0.001 Fine Ounces shall be disregarded. The Sponsor shall publish, or shall designate other persons to publish, for each Business Day, the Basket Gold Amount.

(c)   If the Trust Property (other than the Reserve Account or money held for distribution to Delivery Applicants under Section 2.6(b)) includes money or any property other than gold, no deposits of gold will be accepted until after a record date for distribution of that money or property, or proceeds of that property, has passed.

(d)   All deposited gold shall be owned by the Trust and held for the Trust by the Custodian. Cash and any assets of the Trust other than gold shall be held by the Trustee at such place and in such manner as the Trustee shall determine.

(e)   Pursuant to the Trust Unallocated Account Agreement, the Custodian agrees to use reasonable efforts to minimize the amount of gold held for the Trust on an

Unallocated Basis at all times and the Custodian must allocate ownership of physical gold to the Trust such that no more than 430 Fine Ounces of Unallocated Gold are held for the Trust at the end of each Business Day.

Section 2.4	Delivery of Shares; Liability for Taxes and Other Charges Connected with the Issuance of Shares.

Upon receipt by the Trustee of a Purchase Order from an Authorized Participant and the other documents required as above specified, if any, and a confirmation from the Custodian that the Basket Gold Amount has been Delivered to the Custodian for each Basket of Shares requested in such Purchase Order, that the Custodian has allocated the Basket Gold Amount to the Trust Allocated Account (other than up to 430 Fine Ounces of Unallocated Gold pursuant to Section 2.3(e)) and that the Custodian is holding that gold for the account of the Trust, the Trustee, subject to the terms and conditions of this Agreement, as supplemented by the Authorized Participant Procedures (to the extent they are not inconsistent with this Agreement) and the practices of the Depository, shall Deliver to the Authorized Participant the number of Baskets of Shares issuable in respect of such deposit as requested in the corresponding Purchase Order, but only upon payment to the Trustee of the applicable transaction fees and expenses, including the Trustee’s fee, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of gold and the issuance and Delivery of Shares. An Authorized Participant is responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the transfer of gold and the issuance and Delivery of Shares pursuant to its Purchase Order, regardless of whether such tax or charge is imposed directly on the Authorized Participant; and by placing a Purchase Order an Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

Section 2.5	Registration of Shares and Transfers Thereof; Combination and Split-up of Certificates.

(a)   The Trustee shall keep or cause to be kept a register of Registered Owners of Shares and shall provide for the registration of Shares and of transfers of Shares.

(b)   The Trustee, subject to the terms and conditions of this Agreement, shall register transfers of Shares on its transfer books from time to time, on the surrender of a Certificate evidencing such Shares by the Registered Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States. Thereupon, the Trustee shall execute a new Certificate or Certificates evidencing such Shares and shall deliver the same to or upon the order of the Person entitled thereto.

(c)   The Trustee, subject to the terms and conditions of this Agreement, shall, upon surrender of a Certificate or Certificates evidencing Shares for the purposes of effecting a split-up or combination of that Certificate or Certificates, execute and deliver one or more new Certificates evidencing those Shares.

(d)   The Trustee may, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Shares and combinations and split-ups of Certificates at designated transfer offices on behalf of the Trustee. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Registered Owners or Persons entitled to Shares and will be entitled to protection and indemnity to the same extent as the Trustee. Likewise, such co-transfer agent will be held to the same standards of care to which the Trustee is held under this Agreement, including the same standards of care that govern the eligibility of the Trustee to be indemnified under this Agreement.

(e)   The previous paragraphs of this Section 2.5 notwithstanding, so long as the Shares are eligible for deposit with a Depository, the sole Registered Owner shall be such Depository or its nominee and transfer of Shares shall be effected solely by the Depository in accordance with its customary practices in effect from time to time.

Section 2.6	Surrender of Shares, Taking Delivery of Physical Gold and Withdrawal of Trust Property.

(a)   Surrender of Shares by Authorized Participants. Upon Surrender by an Authorized Participant of any integral number of Baskets for the purpose of withdrawing the amount of Trust Property represented thereby and payment to the Trustee of the applicable transaction fees and expenses, including the Trustee’s fee, and all taxes, governmental charges and fees payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of this Agreement, as supplemented by the Authorized Participant Procedures (to the extent they are not inconsistent with this Agreement) and the practices of the Depository, an Authorized Participant acting for its own account or on authority of the Beneficial Owner of those Shares will be entitled to Delivery of the amount of Trust Property at the time represented by such Baskets, including the Basket Gold Amounts corresponding to such Baskets on the applicable Order Date (determined as provided below). An Authorized Participant wishing to redeem one or more Baskets must place an order with the Trustee (a “Redemption Order”) no later than 3:59:59 p.m. (New York time) on any Business Day. The Order Date for Redemption Orders received by the Trustee prior to the Order Cutoff Time on a Business Day shall be that Business Day. The Order Date for Redemption Orders received by the Trustee on or after the Order Cutoff Time on a Business Day shall be the next Business Day. Upon a Surrender of Shares and satisfaction of all the conditions for withdrawal of Trust Property, the Trustee shall instruct the Custodian to Deliver to or to the order of the Surrendering Authorized Participant the amount of gold represented by the Surrendered Shares on the Order Date and the Trustee shall pay or deliver to or to the order of the Surrendering Authorized Participant the amount of any other Trust Property represented by the Surrendered Shares. Gold will be Delivered by the Custodian only on an Unallocated Basis by credit to an account of the Authorized Participant maintained by the Custodian or, if otherwise expressly permitted by the Authorized Participant Procedures, another LBMA-member custodian identified by the Authorized Participant to the Custodian and the Trustee. The Authorized Participant shall bear all risk of any loss from the time the gold is transferred from the Trust Unallocated Account to the unallocated account of the Authorized Participant and neither the Trustee, the

Sponsor nor the Trust shall have any liability for any such loss. Any Delivery of gold to an Authorized Participant other than by credit to an account of the Authorized Participant maintained by the Custodian on an Unallocated Basis will be at the expense and risk of the Authorized Participant.

(b)   Surrender of Shares by Delivery Applicants.

(i)   Taking Delivery of Physical Gold by a Delivery Applicant. Upon the Surrender of Shares for the purpose of a Delivery Applicant’s taking Delivery of physical gold and payment of the applicable processing and delivery fees, which shall be in such amount as the Sponsor shall from time to time determine and publish on the Trust’s website, and any applicable taxes and governmental charges and subject to the terms and conditions of this Agreement, as supplemented by the Delivery Applicant Procedures (to the extent they are not inconsistent with this Agreement) and the practices of the Custodian and the Precious Metals Dealer, a Delivery Applicant will be entitled to receive the amount of Trust Property represented by such Shares on the applicable Share Submission Day (as defined below), including physical gold and the Cash Proceeds (as defined below).  The number of Shares a Delivery Applicant Surrenders must (i) correspond to at least one Fine Ounce of gold and (ii) have a minimum dollar value in an amount that is specified by the Sponsor from time to time on the Trust’s website and notified by the Sponsor to the Trustee at the time of each specification.

(ii)   Submission of a Delivery Application. A Delivery Applicant wishing to take Delivery of physical gold must submit to the Sponsor a Delivery Application along with the applicable processing and delivery fees and any applicable taxes and governmental charges. Upon the pre-approval of the Delivery Application by the Sponsor, which may be withheld by the Sponsor for any reason, in its sole discretion at any time or from time to time, such approval to be indicated by the Sponsor on the Delivery Application, the Sponsor shall (i) send a copy of the Delivery Application to the Trustee, (ii) return a copy of the Delivery Application to the Delivery Applicant and (iii) remit the Trustee’s portion of the processing fees to the Trustee.

Upon receiving pre-approval from the Sponsor, the Delivery Applicant, acting by or through a DTC Participant, shall cause the Delivery Applicant’s Shares to be Surrendered to the Trustee pursuant to the procedures of the Depository by no later than 3:59:59 p.m. (New York time) on the designated Business Day according to the instructions in the Delivery Application.  The date of such transfer, whether designated as the share submission day in the Delivery Application or within the applicable grace period specified in the Delivery Application, is deemed the “Share Submission Day.” Additionally, the DTC Participant or Indirect Participant through which the Delivery Applicant maintains an account holding custody of the Delivery Applicant’s Shares, shall provide the Trustee with a written instruction to deliver (i) a number of Fine Ounces of gold not exceeding that represented by the Delivery Applicant’s Surrendered Shares as determined for the Share Submission Day and (ii) the cash proceeds of gold represented by the Delivery Applicant’s Surrendered Shares as determined for the Share Submission Day which exceeds the Fine Ounces of gold to be delivered (the “Cash Proceeds”), pursuant to the specifications in the pre-approved Delivery Application which shall accompany the instruction.  The Trustee is authorized to rely without inquiry on such instruction (including the information contained in any Delivery Application approved by the Sponsor submitted with the instruction) and to presume without further inquiry that the Person delivering such instruction is authorized to do so.

(iii)   Delivery of London Bars. Unless the Delivery Application is suspended or rejected by the Sponsor or the Trustee in accordance with this Agreement or the Delivery Applicant Procedures, if the Delivery Applicant has requested London Bars to be delivered in exchange for the Delivery Applicant’s Shares to be Surrendered, the Trustee shall, on the Share Submission Day upon receipt of the Delivery Applicant’s Shares to be Surrendered, instruct the Custodian to (i) if the balance in the Trust Unallocated Account is less than the number of Fine Ounces of gold represented by the Delivery Applicant's surrendered Shares, de-allocate from the Trust Allocated Account and transfer to the Trust Unallocated Account a number of Fine Ounces of gold not less than the number of Fine Ounces of gold represented by the Delivery Applicant's surrendered Shares minus the balance in the Trust Unallocated Account, with the Custodian to use reasonable efforts to de-allocate London Bars which approximate closely the number of Fine Ounces of gold represented by the Delivery Applicant's surrendered Shares less the balance in the Trust Unallocated Account, (ii) acquire London Bars representing a maximum number of Fine Ounces of gold not exceeding the Fine Ounces of gold represented by the Delivery Applicant's surrendered Shares, with the Custodian to use reasonable efforts to acquire London Bars which approximate closely the number of Fine Ounces of gold represented by the Delivery Applicant's surrendered Shares, and (iii), if the Fine Ounces of gold represented by the London Bars acquired pursuant to clause (ii) are less than the Fine Ounces of gold represented by the Delivery Applicant’s surrendered Shares, sell such number of Fine Ounces of gold that are equal to the amount of the shortfall at the London PM Fix next determined after the first Business Day following the Share Submission Day and remit the Cash Proceeds to the Trustee. The Trustee shall pay the Cash Proceeds to the Registered Owner, for further credit to the DTC Participant or Indirect Participant, as applicable, who submitted the Delivery Application on behalf of the Delivery Applicant, pursuant to the procedures of the Depository, in accordance with the instructions contained in the Delivery Application. The Delivery Applicant shall bear all risk of loss arising from any sale of gold made by the Custodian as a result of any change in the price of gold between the Share Submission Day and the date of sale.

The Custodian shall arrange for the London Bars to be shipped to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application, a copy of which shall be provided to the Custodian by the Trustee. The Delivery Applicant shall bear all risk of any loss from the time the physical gold is tendered by the Custodian to the courier specified by the Delivery Applicant in the Delivery Application, and none of the Trustee, the Trust or the Sponsor shall have any liability for any such loss.

(iv)           Delivery of Physical Gold Other than London Bars. Unless the Delivery Application is suspended or rejected by the Sponsor or the Trustee in accordance with this Agreement or the Delivery Applicant Procedures, if the Delivery Applicant has requested physical gold (other than London Bars) to be delivered in exchange for the Delivery Applicant’s Shares to be Surrendered, the Sponsor shall enter into an over-the-counter transaction with the Precious Metals Dealer (the “OTC Transaction”) on the next Business Day following the Share Submission Day pursuant to which the physical gold requested by the Delivery Applicant will be acquired by the Sponsor, on behalf of the Trust, from the Precious Metals Dealer for the Delivery Applicant in exchange for the transfer of Unallocated Gold from the Trust Unallocated Account to the PMD Unallocated Account in an amount of Fine Ounces equal to the Fine Ounce content of the physical gold to be acquired. The Sponsor shall ensure that the agreement by which the Precious Metals Dealer is engaged includes provisions whereby (i) the Precious Metals Dealer represents and warrants to the Trust and the Delivery Applicant that the physical gold acquired by the Trust from the Precious Metals Dealer for the Delivery Applicant (A) will be in the amount of Fine Ounces of gold specified in the OTC Transaction and (B) will meet the minimum requirements for physical gold provided for in this Agreement, and (ii) the Precious Metals Dealer agrees to deliver the requested physical gold to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application. On the next Business Day following the Share Submission Day, the Sponsor shall provide the Trustee with a confirmation of the OTC transaction certified to by the Sponsor (the “Transaction Confirmation”) and shall confirm to the Trustee the number of Fine Ounces of gold represented by the physical gold to be delivered.

The Trustee shall, following the later of the receipt of the Delivery Applicant’s Shares to be Surrendered and receipt from the Sponsor of the Transaction Confirmation with the Precious Metals Dealer regarding the physical gold requested by the Delivery Applicant, instruct the Custodian to (i) de-allocate from the Trust Allocated Account and transfer to the Trust Unallocated Account a number of Fine Ounces of gold not less than the number of Fine Ounces of gold represented by the Delivery Applicant’s surrendered Shares, (ii) transfer the number of Fine Ounces of gold that represent the physical gold to be acquired by the Trust from the Precious Metals Dealer pursuant to OTC Transaction from the Trust Unallocated Account to the PMD Unallocated Account, and (iii) sell any remaining Ounces of gold represented by the Delivery Applicant’s surrendered Shares from the Trust Unallocated Account at the London PM Fix next determined after the first Business Day following the later of the Share Submission Day and the Business Day on which the Trustee has received a copy of the Transaction Confirmation, and remit the Cash Proceeds to the Trustee. The Trustee shall pay the Cash Proceeds to the Registered Owner, for further credit to the DTC Participant or Indirect Participant, as applicable, who submitted the Delivery Application on behalf of the Delivery Applicant, pursuant to the procedures of the Depository, in accordance with the instructions contained in the Delivery Application. The Delivery Applicant shall bear all risk of loss arising from any sale of gold made by the Custodian as a result of any change in the price of gold between the Share Submission Day and the date of sale. Any cost of the OTC Transaction in excess of the number of unallocated Fine Ounces of gold delivered to the PMD Unallocated Account shall be borne by the Sponsor.

In accordance with the agreement by which the Precious Metals Dealer is engaged, the Precious Metals Dealer shall arrange for the physical gold to be shipped to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application. The Delivery Applicant shall bear all risk of any loss from the time the physical gold is tendered by the Precious Metals Dealer to the courier specified by the Delivery Applicant in the Delivery Application, and none of the Trustee, the Trust or the Sponsor shall have any liability for any such loss. In the event of physical loss or destruction while physical gold is in the possession and control of the Precious Metals Dealer and the replacement of such lost or destroyed physical gold by the Precious Metals Dealer, the Sponsor, on behalf of the Trust, may agree to and assign to the Precious Metals Dealer all of the Trust’s right, title and interest in said lost and/or destroyed physical gold. In addition, upon replacement of lost and/or destroyed physical gold and/or upon restoration of damaged physical gold in the possession and control of the Precious Metals Dealer, the Sponsor, on behalf of the Trust, may agree to assign to the Precious Metals Dealer all of its rights of recovery against third parties that are the subject of a claim and/or against whom a claim may be instituted, and may execute any documents as may be reasonably necessary to perfect such assignment upon request by the Precious Metals Dealer or the Precious Metals Dealer’s insurers.

(v)   Limitation of Liability. (A) The Sponsor shall select the Precious Metals Dealer and shall review and approve each OTC Transaction with the Precious Metals Dealer. The Sponsor shall not be responsible for the default or misconduct of the Precious Metals Dealer if the Precious Metals Dealer was selected by the Sponsor with reasonable care. Subject to the preceding sentence, the Sponsor shall have no liability for (i) any loss or damage resulting (y) from the actions or omissions of, or the insolvency of, any Precious Metals Dealer, or (z) to gold while in the possession of, or in transit to or from, any Precious Metals Dealer, (ii) the amount, validity or adequacy of insurance maintained by any Precious Metals Dealer, (iii) any defect in physical gold acquired by the Trust from any Precious Metals Dealer or failure of such physical gold to conform to the requirements of the London Good Delivery Standards or the requirements for physical gold other than London Bars set forth in this Agreement.  In no event shall the Sponsor’s liability for the acts or omissions of the Precious Metals Dealer with respect to a particular transaction exceed the value of the gold delivered to the Precious Metals Dealer in connection with such transaction, such value determined by reference to the London PM Fix for the Share Submission Day applicable to such transaction.

(B)    The Trustee is not responsible for the selection of the Precious Metals Dealer or the terms of any agreement pursuant to which the Precious Metals Dealer is engaged. The Trustee shall have no duty to monitor the actions of the Precious Metals Dealer nor any responsibility for the terms or execution of any OTC Transaction. The Trustee shall have no liability for (i) any loss or damage resulting (y) from the actions or omissions of, or the insolvency of, any Precious Metals Dealer, or (z) to gold while in the possession of, or in transit to or from, any Precious Metals Dealer, (ii) the amount, validity or adequacy of insurance maintained by any Precious Metals Dealer, or (iii) any defect in physical gold acquired by the Trust from any Precious Metals Dealer or failure of such physical gold to conform to the London Good Delivery Standards or the requirements for physical gold other than London Bars set forth in this Agreement.

(C)    Neither the Trust, the Trustee, the Custodian, the Sponsor nor the Precious Metal Dealer shall be liable for a failure to deliver the maximum number of Fine Ounces of gold represented by the Surrendered Shares.

(D)    The Delivery Applicant will have five Business Days, or such shorter or longer period as may be specified in the Delivery Application from time to time,

following the receipt of the physical gold to notify the Sponsor in writing of any complaints or objections concerning the shipment, delivery or receipt of the physical gold and, in the absence of any such objection or complaint, the Delivery Applicant will be deemed to have accepted receipt of the physical gold in full satisfaction of the physical gold due the Delivery Applicant and to have waived any and all claims the Delivery Applicant may have concerning the physical gold received by the Delivery Applicant.  The Sponsor shall be solely responsible for communications with a Delivery Applicant concerning the Delivery Application and the transactions contemplated thereby.  The Sponsor or, if the Precious Metals Dealer is appointed as the Sponsor’s agent, the Precious Metals Dealer shall be responsible for resolving any objection, complaint or claim raised by the Delivery Applicant concerning a delivery of physical gold to the Delivery Applicant.  The Trustee shall have no liability or responsibility for resolving any such objection, complaint or claim.  The Sponsor may appoint an agent, including the Precious Metals Dealer, for purposes of communicating with Delivery Applicants or resolving any objection, complaint or claim raised by a Delivery Applicant concerning a delivery of physical gold to the Delivery Applicant, each on the Sponsor’s behalf.

(vii)           Suspension for Non-Performance. The Delivery of Physical Gold shall be suspended in the event the Sponsor resigns or is otherwise unable or unwilling to perform its obligations under this Section 2.6(b).

(viii)           Rejection of Surrender of Shares. The Trustee shall reject the Surrender of Shares by the Delivery Applicant if (i) the related instruction described in Section 2.6(b)(ii) is not in proper form or is not accompanied by a pre-approved Delivery Application, (ii) the number of Shares Surrendered does not correspond to the number of Shares specified in the pre-approved Delivery Application, or (iii) the number of Fine Ounces of gold represented by the Delivery Applicant’s Surrendered Shares, as determined for the Share Submission Day, is less than the number of Fine Ounces of Physical Gold to be delivered as specified in the pre-approved Delivery Application.

(c)   The Trustee may require that a Certificate evidencing Shares Surrendered for the purpose of withdrawal of Trust Property is properly endorsed in blank or accompanied by proper instruments of transfer in blank.

Section 2.7	Limitations on Delivery, Registration of Transfer and Surrender of Shares.

(a)   As a condition precedent to the, issuance, Delivery, registration of transfer, split-up, combination or Surrender of any Shares or withdrawal of any Trust Property, the Trustee or Registrar (i) may require payment from the applicable Authorized Participant or Delivery Applicant of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to any securities being withdrawn) and payment of any applicable fees as herein provided, (ii) may require the production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) may also require compliance with any regulations the Trustee may establish consistent with the provisions of this Agreement. The applicable Authorized Participant, Delivery Applicant, Registered

Owner or Beneficial Owner agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax, charge or fee, together with any applicable penalties, additions to tax and interest thereon.

(b)   The acceptance of Purchase Orders, the Delivery of Shares against deposits of gold or the registration of transfer of Shares may be suspended generally by the Sponsor, or refused with respect to particular Purchase Order, Delivery of Shares or registration, (i) during any period when the transfer books of the Trustee are closed, (ii) if the Custodian has informed the Trustee and the Sponsor that it is unable to allocate gold to the Trust Allocated Account either in connection with a particular Purchase Order (in which case, unless otherwise instructed by the Sponsor, the Trustee will reject all other Purchase Orders having the same Order Date) or generally, or (iii) if any such action is deemed necessary or advisable by the Sponsor for any reason in its sole discretion at any time or from time to time. The Trustee shall reject any Purchase Order that is not in proper form.  Neither the Trustee nor the Sponsor shall be liable to any Person by reason of the suspension or rejection of any Purchase Order or Delivery of Shares against deposits of gold or of any registration of transfer of Shares.

(c)   Except as otherwise provided elsewhere in this Agreement, the Surrender of Shares for the purpose of withdrawing Trust Property pursuant to Section 2.6(a) or Section 2.6(b) may, and upon the direction of the Sponsor shall, be suspended or rejected generally or with respect to a particular Redemption Order or Delivery Application, by the Trustee (i) during any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed (other than scheduled holiday or weekend closings), (ii) during an emergency as a result of which delivery, disposal or evaluation of gold is not reasonably practicable or (iii) with respect to a Surrender of Shares by a Delivery Applicant only, if any such action is deemed necessary or advisable by the Sponsor for any reason in its sole discretion at any time or from time to time. The Trustee shall reject any Redemption Order that is not in proper form.  Neither the Trustee nor the Sponsor shall be liable to any Person by reason of such suspension or rejection. The Trustee shall reject any Redemption Order by an Authorized Participant pursuant to Section 2.6(a) or Surrender of Shares by a Delivery Applicant pursuant to Section 2.6(b) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Trustee shall have no liability to any Person for rejecting a Redemption Order or Surrender of Shares in such circumstances.  In the event that the Surrender of Shares for the purpose of withdrawing Trust Property pursuant to Section 2.6(a) or Section 2.6(b) is suspended or rejected generally during an emergency as a result of which delivery, disposal or evaluation of gold is not reasonably practicable, the Sponsor shall promptly notify the Exchange of such emergency.

Section 2.8	Lost Certificates, etc.

The Trustee shall execute and deliver a new Certificate of like tenor in exchange and substitution for a mutilated Certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost or stolen Certificate, if the Registered Owner of the Shares evidenced thereby has (a) filed with the Trustee (i) a request for such execution and delivery before the Trustee has notice that the Shares evidenced by the Certificate have been acquired by a protected purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trustee.

Section 2.9	Cancellation and Destruction of Surrendered Certificates.

All Certificates Surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy Certificates so canceled.

Section 2.10	Splits and Reverse Splits of Shares.

(a) If requested in writing by the Sponsor, the Trustee shall effect a split or reverse split of the Shares as of a record date set by the Trustee in accordance with procedures determined by the Trustee and the Depository.

(b) If so directed by the Sponsor, the Trustee shall not distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust Property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust Property to the Registered Owners entitled to them.

(c) The amount of Trust Property represented by each Share and the Basket Gold Amount shall be adjusted as appropriate as of the open of business on the Business Day following the record date for a split or reverse split of the Shares.

ARTICLE III

CERTAIN OBLIGATIONS OF AUTHORIZED PARTICIPANTS AND DELIVERY
APPLICANTS

Section 3.1	Liability of Authorized Participants and Delivery Applicants for Taxes and other Governmental Charges.

An Authorized Participant is responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the redemption of Shares or the transfer of Shares or gold in connection therewith, regardless of whether such tax or charge is imposed directly on the Authorized Participant. If any such tax or other governmental charge shall become payable by the Trustee with respect to any redemption of Shares or the transfer of Shares or gold in connection therewith, (a) such tax or other governmental charge shall be payable by the Authorized Participant redeeming Shares to the Trustee, (b) the Trustee (i) shall refuse to effect any registration of transfer of such Shares or any withdrawal of Trust Property represented by such Shares, as the case may be, until such payment is made, (ii) may withhold any distributions or sell for the account of such Authorized Participant such Trust Property or Shares, and (iii) may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and (c) the Authorized Participant redeeming such Shares shall remain liable for any deficiency; and by placing a Redemption Order or requesting a transfer of Shares, an Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or other governmental charge, together with any applicable penalties, additions to tax and interest thereon. The Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, to the Authorized Participant entitled thereto as in the case of a distribution in cash through the procedures of the Depository. This Section 3.1 shall also apply to a Delivery Applicant that Surrenders part or all of the Shares it holds for the purpose of withdrawing Trust Property pursuant to Section 2.6(b).  Notwithstanding anything to the contrary in this Agreement, to the extent required by applicable law, the Sponsor or, if designated by the Sponsor and such designation is accepted by the Precious Metals Dealer, the Precious Metals Dealer shall solely be responsible for collecting and remitting to the appropriate authorities any tax, including any sales, transfer or use taxes, or other governmental charges applicable to a Delivery Applicant’s taking Delivery of Physical Gold.  The Trustee shall have no responsibility or liability for any such taxes or other governmental charges and, to the extent the Trustee incurs any liability, cost or expense in connection with any such taxes or other governmental charges, the Trustee shall be indemnified and held harmless by the Trust from the assets of the Trust for the amount of any such liability, cost or expense.

Section 3.2	Warranties on Deposit of Gold.

Every Authorized Participant depositing gold under this Agreement shall be deemed thereby to represent and warrant that (a) the deposited gold represents the right to receive gold that meets the London Good Delivery Standards, (b) the Authorized Participant making such deposit is duly authorized to do so and (c) at the time of Delivery, the gold is free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by this Agreement). All representations and warranties deemed made under this Section 3.2 shall survive the deposit of gold, Delivery or Surrender of Shares and termination of this Agreement.

ARTICLE IV

ADMINISTRATION OF THE TRUST

Section 4.1	Evaluation of Gold.

(a)   As promptly as practicable after 4:00 p.m. (New York time), on each Business Day, the Trustee shall determine the value of the gold held or receivable by the Trust (i) on the basis of the Benchmark Price for that day or (ii) if no Benchmark Price is announced for that day, on the basis of the most recently announced Benchmark Price prior to the evaluation time. However, if the Sponsor determines that the Benchmark Price specified in the preceding sentence is inappropriate as a basis for evaluation, it shall identify an alternative basis for evaluation to be employed by the Trustee. Gold deliverable under a Purchase Order shall be included in the evaluation beginning on the first Business Day following the Order Date therefor.  Gold deliverable under (i) a Redemption Order shall not be included in the evaluation on and after the first Business Day following the Order Date therefor and (ii) a Delivery Application shall not be included in the evaluation on and after the first Business Day following the Share Submission Day therefor. Neither the Trustee nor the Sponsor shall be liable to any Person for the determination that the most recently announced Benchmark Price is not appropriate as a basis for evaluation of the gold held or receivable by the Trust or for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

(b)   If the Sponsor determines that the Benchmark Price should have the meaning set forth in part (ii) of the definition of that term set forth in Section 1.1, the Trustee shall give notice thereof to the Registered Owners identifying the price determined by the Sponsor to be used for the purpose of the evaluation of gold, and the Trustee shall apply the new meaning to the evaluation of gold beginning 60 days after the date of that notice.

Section 4.2	Responsibility of the Trustee for Evaluations.

The Sponsor, Authorized Participants, Registered Owners and Beneficial Owners may rely on any evaluation or determination of any amount made by the Trustee, and, except for any determination made pursuant to Section 4.1(b), the Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee under this Agreement shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the Sponsor, or to Authorized Participants, Registered Owners or Beneficial Owners, for errors in judgment; provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of gross negligence or bad faith in the performance of its duties.

Section 4.3	Trust Evaluation.

(a)   As promptly as practicable after completion of the evaluation required under Section 4.1(a) on each Business Day, the Trustee shall subtract all accrued but unpaid fees, expenses and other liabilities of the Trust from the total value of the gold determined by the Trustee pursuant to Section 4.1(a) and all other assets of the Trust (other than any amount credited to the Reserve Account, if any) and cash, if any; the resulting figure is the “Net Asset Value” of the Trust. The Trustee shall also divide the Net Asset Value of the Trust by the number of Shares outstanding as of the close of business on the date of the evaluation then being made, which figure is the “Net Asset Value per Share.” All fees, expenses and other liabilities of the Trust that are or will be incurred or accrued through the close of business on a Business Day shall be included in the calculations required by this Section 4.3 for that Business Day. For purposes of this Section 4.3: (i) Shares deliverable under a Purchase Order shall be considered to be outstanding beginning on the first Business Day following the Order Date therefor; (ii) Shares deliverable to the Sponsor pursuant to Section 4.7(d) shall be considered to be outstanding beginning on the first Business Day (I) of each month, if issued in satisfaction of the Sponsor’s Fee pursuant to Section 5.8(a), and (II) after each request for reimbursement by the Sponsor, if issued in satisfaction of the reimbursement of the Sponsor pursuant to Section 5.8(b); (iii) Shares deliverable under a Redemption Order shall not be considered to be outstanding on and after the first Business Day following the Order Date therefor; and (iv) Shares deliverable pursuant to a pre-approved Delivery Application shall not be considered to be outstanding on and after first Business Day following the Share Submission Day therefor. Fractions smaller than $0.01 shall be disregarded in such evaluations.

(b)   Net Asset Value and Net Asset Value per Share shall be computed in accordance with generally accepted accounting principles consistently applied in the United States. Any estimate of the accrued but unpaid fees, expenses and liabilities of the Trust for purposes of the computations required by this Section 4.3 made by the Trustee in good faith shall be conclusive upon all Persons interested in the Trust, and no revision or correction in any computation made under this Agreement will be required by reason of any difference in amounts estimated from those actually paid.

Section 4.4	Cash Distributions.

Whenever the Trustee distributes any cash, the Trustee shall distribute the amount available for the distribution to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively; provided, however, that, if the Trustee is required to withhold and does withhold from such cash an amount on account of taxes, the amount distributed to the Registered Owners shall be reduced accordingly. The Trustee shall distribute only such amount, however, as can be distributed without attributing to any Registered Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent.

Section 4.5	Other Distributions.

Whenever the Trustee receives any property in respect of Trust Property other than cash proceeds of a sale of Trust Property (including any claim that accrues in favor of the Trust on account of any loss of deposited gold or other Trust Property), the Trustee shall cause the securities or other property received by it to be distributed to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively, after deduction or upon payment of the expenses of the Trustee, in such manner as the Sponsor may deem lawful, equitable and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Sponsor such distribution cannot be made proportionately among the Registered Owners entitled thereto, or if for any other reason (including any requirement that the Trustee withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act in order to be distributed to Registered Owners) the Sponsor deems such distribution not to be lawful and feasible, the Trustee shall adopt such method as the Sponsor deems lawful, equitable and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the Trustee, including the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Trustee to the Registered Owners entitled thereto as in the case of a distribution received in cash. The Trustee shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith.

Section 4.6	Fixing of Record Date.

Whenever any distribution will be made, or whenever the Trustee receives notice of any solicitation of proxies or consents from Registered Owners, or whenever for any reason there is a split, reverse split or other change in the outstanding Shares, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee, in consultation with the Sponsor, shall fix a record date for the determination of the Registered Owners who shall be entitled to (i) receive such distribution, (ii) give such proxies or consents in respect of any such solicitation, (iii) receive Shares as a result of any such split, reverse split or other change or (iv) act in respect of any other matter for which the record date was set.

Section 4.7	Payment of Expenses; Gold Sales.

(a)   The following charges shall or may be accrued and paid by the Trust:

(i)   the Sponsor’s Fee, which shall be paid pursuant to Section 4.7(d);

(ii)   expenses of the Trust not assumed by the Sponsor pursuant to Section 5.3(g) or Section 2.6(b)(iv) and the Trustee’s expenses not reimbursed by the Sponsor pursuant to Section 5.7(b);

(iii)   taxes and other governmental charges;

(iv)   expenses and costs of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or action taken by the Trustee or the Sponsor to protect the Trust or the interests of Registered Owners or Beneficial Owners, including expenses, costs and disbursements the Sponsor incurs pursuant to the last sentence of Section 5.6(b) and expenses, costs and disbursements the Trustee incurs pursuant to Sections 5.12(a) and 5.7(c);

(v)   indemnification of the Trustee as provided in Section 5.6(a); and

(vi)   indemnification of the Sponsor as provided in Section 5.6(b).

(b)   The Trustee shall, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell gold to permit payment of expenses under this Agreement, including amounts payable by the Sponsor to the Trustee if not paid when due, as provided in Section 5.7(a). The Trustee shall endeavor to sell gold at such times and in the smallest amounts required to permit payment of expenses as they come due, it being the intention to avoid or minimize the Trust’s holdings of assets other than gold. Neither the Trustee nor the Sponsor shall be liable or responsible in any way for loss or depreciation resulting or incurred by reason of any sale made pursuant to this Section 4.7.

(c)   If at any time and from time to time, the Trustee and the Sponsor determine that the amount of cash included in the Trust Property exceeds the anticipated expenses of the Trust for the following month, the Trustee shall distribute the excess to the Registered Owners under Section 4.4.

(d)   Payment of the Sponsor’s Fee shall be made by issuing and allocating to an account maintained for the Sponsor by a DTC Participant or Indirect Participant, on the first Business Day of each month in respect of such fee payable for the prior month (or on the date of termination of this Agreement, in respect of such fee payable for the period subsequent to the last month for which such fee was paid), the number of Shares and fractions of a Share (provided that fractions smaller than .001 a Share shall be disregarded)

having a value on such Business Day, prior to the issuance of Shares to the Sponsor, that equals the aggregate daily accruals of such fee for the prior month (or, in the case of such termination, for such period). Payment of amounts reimbursable to the Sponsor pursuant to Section 5.8(b) shall be paid by issuing and allocating to such account, as of the close of business on the third Business Day after the Business Day on which the Sponsor requests such reimbursement in writing, the number of Shares and fractions of a Share (provided that fractions smaller than .001 a Share shall be disregarded) having a value on the Business Day on which the Sponsor’s written request is received equal to the amount of such reimbursement. To the extent that the Sponsor’s fee for any given month or the amount reimbursable to the Sponsor includes fractions of a Share, the Trustee shall record the fractional Share amount as a payable to the Sponsor to be carried over to the next subsequent month and aggregated with the Shares comprising the Sponsor’s Fee payable for such month.  Any fractional Share amount remaining after payment of the Sponsor’s Fee for any such subsequent month shall similarly be carried over to the next subsequent month.  The Trustee will account for such issuance as directed by the Sponsor from time to time.

Section 4.8	Statements and Reports; Fiscal Year.

(a)   After the end of each fiscal year and within the time period required by applicable laws, rules and regulations, the Trustee shall send to the Registered Owners, at the Sponsor’s expense, an annual report of the Trust for such fiscal year containing financial statements prepared by the Sponsor from information furnished by the Trustee concerning the operations of the Trust and audited by independent accountants designated by the Sponsor and such other information as may be required by such laws, rules and regulations or otherwise, or that the Sponsor determines shall be included. The Trustee may distribute the annual report by any permitted means to the Registered Owners.

(b)   The Trustee shall provide the Sponsor with such certifications, supporting documents and other evidence regarding the Internal Control Over Financial Reporting established and maintained by the Trust, and used by the Trustee in connection with its furnishing of information to the Sponsor for the Sponsor’s preparation of the financial statements of the Trust, as may be reasonably necessary in order to enable the Sponsor to prepare and file or furnish to the Commission any certifications regarding such matters that may be required to be included with the Trust’s periodic reports under the Exchange Act.

(c)   The Trustee shall make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports shall be an expense of the Trust.

(d)   The fiscal year of the Trust shall initially be the period ending January 31 of each year. The Sponsor shall have the continuing right to select an alternate fiscal year permitted by the Code and other applicable law.

Section 4.9	Further Provisions for Gold Sales.

In addition to selling gold in accordance with Section 4.7, the Trustee shall sell gold or other Trust Property whenever any one or more of the following conditions exists:

(a)   the Sponsor has notified the Trustee, or counsel to the Trustee has advised, that such sale is required by applicable law or regulation; or

(b)   this Agreement has been terminated and the Trust Property is to be liquidated in accordance with Section 6.2.

When selling gold, the Trustee shall endeavor to place orders with dealers (which may include the Custodian) as directed by the Sponsor or, in the absence of such direction, with the Custodian or, if the Custodian is unable or unwilling to execute such orders, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of orders. The Custodian may be the purchaser at the Benchmark Price. Neither the Trustee nor the Sponsor shall be liable or responsible in any way for depreciation or loss resulting or incurred by reason of any sale made pursuant to this Section 4.9.

Section 4.10	Counsel.

The Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the gold and the Trust, including any legal matters relating to the possible disposition or acquisition of any gold. The fees and expenses of such counsel shall be paid by the Sponsor.

Section 4.11	Grantor Trust.

Nothing in this Agreement, any Custody Agreement, or otherwise shall be construed to give the Trustee the power to vary the investment of the Beneficial Owners (within the meaning of Treasury regulation section 301.7701-4(c) under the Code or any similar or successor provision of the regulations under the Code), nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial Owners. Neither the Trustee nor the Sponsor shall be liable to any Person for any failure of the Trust to qualify as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee’s or Sponsor’s responsibility for the administration of the Trust in accordance with this Agreement.

Section 4.12	Reserve Account.

The Trustee shall open and maintain a separate non-interest bearing account with the Trustee or such other banking institution specified by the Sponsor, or if the Sponsor fails so to specify, as selected by the Trustee, in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account all cash that it has credited to such account to reflect the reserves for taxes or other governmental charges and other contingent liabilities payable out of the Trust that the Trustee has determined from time to time to be required by generally accepted accounting principles. Such account shall be known as the “Reserve Account.” The Trustee shall not be required to distribute to the Registered Owners any of the amounts held in such account; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges or other contingent liabilities, then it shall promptly cause such amounts to be distributed to the Registered Owners.

ARTICLE V

THE TRUSTEE AND THE SPONSOR

Section 5.1	Maintenance of Office and Transfer Books by the Trustee.

(a)   Until termination of this Agreement in accordance with its terms, the Trustee shall maintain facilities for the execution and Delivery, registration, registration of transfers and Surrender of Shares in accordance with the provisions of this Agreement.

(b)   The Trustee shall keep a copy of this Agreement and books for the registration of Shares and transfers of Shares at its Corporate Trust Office or such other office as it may designate by notice to the Sponsor and the Registered Owners. Such items shall be open for inspection during normal business hours upon reasonable advance notice by any Person establishing to the Trustee’s reasonable satisfaction that such Person is a Beneficial Owner.

(c)   The Trustee may, and at the reasonable written request of the Sponsor shall, close the transfer books at any time or from time to time if such action is deemed necessary or advisable in the reasonable judgment of the Trustee or the Sponsor.

(d)   If any Shares are listed on one or more stock exchanges in the United States, the Trustee shall act as Registrar or, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint a Registrar or one or more co-Registrars for registry of such Shares in accordance with any requirements of such exchange or exchanges.

Section 5.2	Prevention or Delay in Performance by the Sponsor or the Trustee.

Neither the Sponsor nor the Trustee nor any of their respective directors, officers, managers, members, employees, agents or affiliates shall incur any liability to any Registered Owner, Beneficial Owner or Authorized Participant if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Sponsor or the Trustee is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing that by the terms of this Agreement it is provided shall be done or performed and, accordingly, the Sponsor or the Trustee does not do that thing or does that thing at a later time than would otherwise be required. Neither the Sponsor nor the Trustee shall incur any liability to any Registered Owner, Beneficial Owner or Authorized Participant by reason of any non-performance or delay in the performance of any act or thing which by the terms of this Agreement it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

Section 5.3	Obligations of the Sponsor and the Trustee.

(a)   Neither the Sponsor nor the Trustee assumes any obligation nor shall either of them be subject to any liability under this Agreement to any Registered Owner, Beneficial Owner, Authorized Participant or other Person (including liability with respect to the worth of the Trust Property), except that each of them agrees to perform its obligations specifically set forth in this Agreement without gross negligence, willful misconduct or bad faith.

(b)   Neither the Sponsor nor the Trustee shall be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Shares on behalf of a Registered Owner, Beneficial Owner, Authorized Participant or other Person.

(c)   Neither the Sponsor nor the Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Authorized Participant, any Registered Owner, any Delivery Applicant or any other person believed by it in good faith to be competent to give such advice or information.

(d)   (i)    The Trustee shall not be liable for any acts or omissions made by a successor Trustee whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation or removal of the Trustee, provided that, in connection with the issue out of which such potential liability arises, the Trustee performed its obligations without gross negligence, willful misconduct or bad faith while it acted as Trustee.

(ii)           The Sponsor is authorized to negotiate the terms of the Authorized Participant Agreement to be entered into with each Authorized Participant and shall have no liability for any loss or damage incurred by the Trust resulting from any such agreement negotiated in good faith. The Trustee shall have no liability with respect to the negotiation of the terms of any Authorized Participant Agreement or the form of any Authorized Participant Agreement (other than the Trustee’s due execution, delivery and performance thereof). The terms of an Authorized Participant Agreement shall not adversely affect the duties, rights and responsibilities of the Trustee unless the Trustee expressly consents thereto, which consent shall be evidenced by the Trustee’s execution and delivery of such Authorized Participant Agreement.

(e)   The Trustee and the Sponsor shall have no obligation to comply with any direction or instruction from any Registered Owner, Beneficial Owner or Authorized Participant regarding Shares, except to the extent specifically provided for in this Agreement.

(f)   The Trustee shall be a fiduciary under this Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee shall be limited by, and shall be only those specifically set forth in, this Agreement. The Trustee shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties under this Agreement, except as may be specifically provided for herein. Without limiting the foregoing, all duties, rights, privileges and liabilities of the Trustee set forth in this Agreement shall be subject to the following:

(i)   The Trustee shall not be under any obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it shall be furnished with reasonable security and indemnity against such expense or liability.

(ii)   Assets of the Trust, exclusive of gold or cash, shall be held by the Trustee either directly or through the commercial book-entry system operated by the Federal Reserve Bank (“Book-Entry System”), DTC, or any other clearing agency or similar system (a “Clearing Agency”), if available. The Trustee shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at the Depository or with any Clearing Agency unless the Trustee shall have received actual and timely written notice of the same, nor shall the Trustee have any responsibility or liability for the actions or omissions to act of the Book-Entry System, the Depository or any Clearing Agency. All moneys held by the Trustee hereunder shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust.

(iii)   If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Trust or the Trust Property (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any assets of the Trust), the Trustee is authorized to comply therewith in any manner that it or legal counsel of its own choosing deems appropriate; however, the Trustee to the extent practicable will inform the Sponsor of such order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Trust and consult in good faith with the Sponsor as to the course of action by the Trustee. If the Trustee complies with any such order, judgment, decree, writ or other form of process, the Trustee shall not be liable to the Sponsor or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(iv)   In no event shall the Trustee be liable for (A) acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (I) from the Sponsor or a Custodian, or any entity acting on behalf of either, that the Trustee believes is given pursuant to or is authorized by this Agreement or a Custody Agreement, respectively, (II) from or on behalf of any Authorized Participant that the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement) or (III) from or on behalf of any Delivery Applicant that the Trustee believes is given pursuant to or is authorized by a

Delivery Application that has been pre-approved by the Sponsor; (B) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated; or (C) for an amount in excess of the value of the assets of the Trust. The Trustee may consult with legal counsel of its own choosing as to any matter relating to this Agreement and shall not incur any liability in acting in good faith in accordance with any advice from such counsel. The reasonable expense of such counsel shall be paid as provided in Sections 5.7(b) or (c), as applicable.

(v)   The Trustee shall be entitled to rely conclusively upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Trustee may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or to make any statement or execute any document in connection with the provisions of this Agreement, any Custody Agreement, any Authorized Participant Agreement or any Delivery Application that has been pre-approved by the Sponsor has been duly authorized to do so; provided, however, that where a list of authorized officials of a person and their signatures are on file with the Trustee, the Trustee shall compare such manual signatures to the signature on any such documents. Such requirement shall not apply to “personal identification numbers” or “PINS” or other forms of electronic security devices that function as a proxy for a manual signature.

(vi)   The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement, the Custody Agreements, any Authorized Participant Agreement, any Delivery Application or any other custody or other agreement entered into by the Trustee at the direction or with the approval of the Sponsor or otherwise in connection with the Trustee’s administration of the Trust, or for the due execution hereof by the Sponsor or of the Custody Agreements by the Initial Custodian, or for the due execution of any other agreement entered into by the Trustee in connection with the administration of the Trust by any party thereto other than the Trustee.

(vii)   The Trustee shall not be responsible in any respect for the form, execution, validity, value, collectability or genuineness of documents, instruments or securities deposited with or delivered to or held by it under this Agreement, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, instrument or security.

(viii)   At any time the Trustee (A) may request an instruction in writing in English from the Sponsor, a Custodian, an Authorized Participant, a Delivery Applicant or other applicable Person with respect to any action that any of them is authorized to direct the Trustee to take under this Agreement, the Custody Agreements, any Authorized Participant Agreement, any Delivery Application or any other agreement entered into by the Trustee in connection with the Trustee’s administration of the Trust and (B) may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations under any such agreement. The Trustee shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three Business Days after the Sponsor, the Custodian, the Authorized Participant, the Delivery Applicant or other applicable Person receives the Trustee’s request for instructions and its proposed course of action, and provided further that, prior to so acting, the Trustee has not received the written instructions requested.

(ix)   When the Trustee acts on any information, instructions, communications (including communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Trustee, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party sending it or is not in the form the party sent or intended to send (whether due to fraud, distortion or otherwise), provided that this paragraph shall not limit the Trustee's obligation to obtain such confirmations as may be specified in this Agreement or any Authorized Participant Agreement. The Trustee shall be indemnified as provided in Section 5.6 against any loss, liability, claim or expense (including reasonable legal fees and expenses) it may incur in acting in accordance with any such information, instruction or communication.

(x)   The Trustee may construe any provision of this Agreement that it believes to be ambiguous or inconsistent with any other provision(s) hereof, and any reasonable construction of any such provision by the Trustee in good faith shall be binding upon the parties hereto, each Authorized Participant, and all Registered Owners and Beneficial Owners. In the event of any ambiguity or inconsistency or any other uncertainty in any notice, instruction or other communication received by the Trustee under this Agreement, the Trustee shall notify the Sponsor and the giver thereof and may, in its sole discretion, refrain from taking any action other than to retain possession of the Trust Property, unless the Trustee receives such further written instructions, from the Sponsor or otherwise, that eliminate such ambiguity, inconsistency or uncertainty.

(xi)   The Trustee shall have no responsibility for the contents of any writing of the arbitrators or any third party that may be used as a means to resolve disputes among third parties with respect to their interest in the Trust, Trust Property or Shares and may conclusively rely without any liability upon the contents thereof.

(xii)   In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the gold or its custody, moneys or other assets from time to time held hereunder, or on the income therefrom or the sale or proceeds of sale thereof, or upon it as Trustee hereunder (except that it shall be personally liable for any income or other taxes on the amounts it receives from the Sponsor pursuant to Section 5.7(a)) or upon or in respect of the Trust or the Shares, that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including reasonable counsel’s fees, that the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Trust as provided in Section 5.6, and the payment of such amounts shall be secured by a lien on such assets. This paragraph shall survive notwithstanding any termination of this Agreement and the Trust or the resignation or removal of the Trustee.

(xiii)   The Trustee shall not be answerable for the default of the Initial Custodian or any Custodian employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee also may employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditors and other professionals (including any affiliate of the Trustee or of the Sponsor) and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors or other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals were selected with reasonable care. The fees and expenses charged by such custodians, agents, attorneys, accountants, auditors or other professionals, exclusive of fees for services to be performed by the Trustee, shall be paid as provided in Section 5.7(b) or (c), as applicable, without reduction of the compensation due the Trustee for its services as such hereunder. Fees paid for custody of assets other than gold shall be an expense of the Trustee.

(xiv)   The Trustee in its individual or any other capacity may own or hold Shares, or be an underwriter or dealer in respect of Shares, and may deal in any manner with the same with the same rights and powers as if it were not the trustee hereunder.

(g)   (i)    The Sponsor shall be responsible for all organizational expenses of the Trust and for the marketing and the following administrative expenses of the Trust: fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses as provided in Section 5.7(a), the Custodian’s fees and expenses reimbursable to it pursuant to a Custody Agreement, the Precious Metal Dealer’s fees and expenses reimbursable to it pursuant to its agreement with the Sponsor or otherwise, listing fees of the Exchange, registration fees charged by the Commission, printing and mailing costs, expenses for the maintenance of any website of the Trust, audit fees and expenses and legal fees and expenses not in excess of $100,000 per year.

(ii)   The Sponsor may engage, or may employ a Precious Metals Dealer to engage, in over-the-counter transactions to convert gold into physical gold in the specifications requested by a Delivery Applicant in a Delivery Application. The Sponsor also may provide instructions for assaying physical gold and other instructions relating to custody of physical gold, as necessary.

(iii)   The Sponsor may request the Trustee to order Custodian audits.

(iv)   The Sponsor shall be entitled to rely conclusively upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Sponsor may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or to make any statement or execute any document in connection with the provisions of this Agreement, any Custody Agreement, any Authorized Participant Agreement or any Delivery Application that has been pre-approved by the Sponsor has been duly authorized to do so;.

(v)   When the Sponsor acts on any information, instructions, communications (including communications with respect to the conversion of gold, the Delivery of Shares or the payment of fees) sent by telex, facsimile, email or other form of electronic or data transmission, the Sponsor, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party sending it or is not in the form the party sent or intended to send (whether due to fraud, distortion or otherwise), provided that this paragraph shall not limit the Sponsor’s obligation to obtain such confirmations as may be specified in this Agreement or the Delivery Applicant Procedures. The Sponsor shall be indemnified as provided in Section 5.6 against any loss, liability, claim or expense (including reasonable legal fees and expenses) it may incur in acting in accordance with any such information, instruction or communication.

(vi)   In no event shall the Sponsor be personally liable for any taxes or other governmental charges imposed upon or in respect of the gold, or on the income therefrom or the sale or proceeds of sale thereof, or upon it as Sponsor hereunder (except that it shall be personally liable for any income or other taxes on the amounts it receives from the Trust pursuant to Section 5.8(a)) or upon or in respect of the Trust or the Shares, that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including reasonable counsel’s fees, that the Sponsor may sustain or incur with respect to such taxes or charges, the Sponsor shall be reimbursed and indemnified out of the assets of the Trust. This paragraph shall survive notwithstanding any termination of this Agreement and the Trust or the resignation of the Sponsor.

(vii)   The Sponsor in its individual or any other capacity may own or hold Shares, and may deal in any manner with the same with the same rights and powers as if it were not the sponsor hereunder.

Section 5.4	Resignation or Removal of the Trustee; Appointment of Successor Trustee.

(a)   The Trustee may at any time resign as trustee hereunder by notice of its election so to do delivered to the Sponsor, and, subject to Section 6.2, such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

(b)   The Sponsor may, in its discretion, remove the Trustee as trustee hereunder by notice given to the Trustee in the manner provided in Section 7.5 no more than 120 and at least 90 days prior to the fifth anniversary of the date of this Agreement or, thereafter, by notice delivered to the Trustee no more than 120 and at least 90 days prior to the last day of any subsequent three-year period. Subject to Section 6.2, such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

(c)   If at any time the Trustee

(i)           ceases to be a Qualified Bank,

(ii)           is in material breach of its obligations under this Agreement and fails to cure such breach within 30 days after receipt of notice from the Sponsor or Registered Owners acting on behalf of at least 25% of the outstanding Shares specifying such breach in reasonable detail and requiring the Trustee to cure such breach, or

(iii)           fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting reasonably deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment, the Sponsor, acting on behalf of the Registered Owners, may remove the Trustee as trustee hereunder by notice given to the Trustee in the manner provided in Section 7.5. Such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

(d)   If the Trustee acting hereunder resigns or is removed, the Sponsor, acting on behalf of the Registered Owners, shall use its reasonable efforts to appoint a successor trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Registered Owners, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Registered Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust Property to such successor, and shall deliver to such successor a list of the Registered Owners of all outstanding Shares. Upon effective resignation or removal hereunder, the resigning or removed Trustee shall be discharged from all duties and responsibilities under this Agreement and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation or removal, and the successor Trustee shall thereupon undertake and perform all duties and responsibilities and be entitled to all rights and compensation as Trustee under this Agreement. The successor Trustee shall not be under any liability hereunder for acts or omissions occurring prior to execution of an instrument accepting its appointment as Trustee. The Sponsor or any such successor Trustee shall promptly give notice of the appointment of such successor Trustee to the Registered Owners.

(e)   Any corporation or other entity into which the Trustee may be merged, consolidated or converted in a transaction in which the Trustee is not the surviving corporation or any corporation or other entity otherwise succeeding to substantially all of the business of the Trustee shall be the successor Trustee without the execution or filing of any document or any further act. During the 90-day period following the effectiveness of a merger, consolidation or conversion or other transaction described in the preceding sentence, the Sponsor may, by notice to the corporation or other entity described in that sentence (i.e., the successor Trustee), remove the latter as trustee hereunder and designate a successor Trustee in compliance with the provisions of subsection (d) above.

Section 5.5	The Custodian.

(a)   The parties acknowledge that the Custodian was selected solely by the Sponsor. The Trustee is hereby directed to enter into the Trust Allocated Account Agreement and the Trust Unallocated Account Agreement with the Initial Custodian, and the Trustee shall have no liability for the terms thereof. The Initial Custodian will be subject to the directions of the Trustee as provided in such Custody Agreements and will be responsible solely to the Trustee, the Beneficial Owners and, as applicable, the Sponsor to the extent English law requires (provided, however, that any discretionary action to be taken, or decision to be made, by the Trustee pursuant to any Custody Agreement shall only be taken or made if and as directed by the Sponsor and the directed action or decision does not, in the Trustee’s reasonable discretion, adversely affect the Trustee’s rights and obligations thereunder). The Custodian may at any time resign as custodian to the extent permitted by, and in the manner provided by, the Custody Agreements. If upon the resignation of any Custodian there would be no Custodian acting hereunder, the Trustee shall, promptly after receiving such notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor, each of which shall thereafter be a Custodian hereunder. When directed by the Sponsor, and to the extent permitted by, and in the manner provided by, the relevant Custody Agreements, the Trustee shall remove the Custodian and appoint a substitute custodian or appoint an additional custodian or custodians selected by the Sponsor, each of which shall thereafter be a Custodian hereunder. Each such substitute or additional custodian shall, forthwith upon its appointment, enter into one or more Custody Agreements in form and substance approved by the Sponsor (provided, however, that the rights and duties of the Trustee hereunder and under the then-existing Custody Agreements shall not be materially altered by such new Custody Agreements without its consent). After the date of this Agreement, the Trustee shall not enter into or amend any Custody Agreement with a Custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a Custodian deliver such of the gold held by it as is requested of it to any other Custodian or such substitute or additional Custodian or Custodians directed by the Sponsor.  In connection with such delivery the Trustee will, solely if and in the manner directed by the Sponsor, cause the physical gold to be weighed or assayed and any such weighing and assay shall be an expense of the Trust pursuant to Section 4.7(a)(ii). The Trustee shall have no liability for any delivery of gold or weighing or assaying of delivered physical gold directed by the Sponsor pursuant to the preceding provisions of this paragraph, and in the absence of such direction shall have no obligation to effect such a delivery or to cause the delivered physical gold to be weighed, assayed or otherwise validated.

(b)   The Trustee shall have no obligation to monitor the activities of any Custodian other than to receive and review such reports of the gold held for the Trust by such Custodian and of transactions in gold held for the account of the Trust made by such Custodian pursuant to the Custody Agreements. The accounts and operations of each Custodian shall be audited or examined by accountants or other inspectors selected by the Sponsor at such times as directed by the Sponsor as permitted by the Custody Agreements. In no event shall the Trustee be liable for (i) any loss or damage resulting from the actions or omissions of, or the insolvency of, any Custodian or loss or damage to the gold while in the possession of, or in transit to or from, any Custodian, (ii) the amount, validity or adequacy of insurance maintained by any Custodian, (iii) any defect in gold held by a Custodian, (iv) any failure of the gold to conform to the requirements of the London Good Delivery Standards or (v) any failure of the gold to conform to a description thereof provided by the Custodian to the Trustee or a Delivery Applicant.

(c)   Upon the appointment of any successor Trustee hereunder, each Custodian then acting under Custody Agreements with the predecessor of such Trustee shall forthwith become, without any further act or writing, the agent hereunder of such successor Trustee, and the appointment of such successor Trustee shall in no way impair the authority of each such Custodian; but the successor Trustee so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor Trustee.

Section 5.6	Indemnification.

(a)   The Trustee and its directors, officers, employees, shareholders, agents and affiliates (as such term is defined under the Securities Act) (each, a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under this Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including the Custody Agreements and any Authorized Participant Agreement, including the Trustee’s indemnification obligations thereunder), effecting instructions given by a Delivery Applicant pursuant to a Delivery Application or given by a DTC Participant or Indirect Participant acting on behalf of a Delivery Applicant (collectively, “Effecting Delivery Applicant Instructions”), any act or omission of the Precious Metals Dealer or otherwise by reason of the Trustee’s acceptance or administration of the Trust, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under this Agreement or any such other agreement, Effecting Delivery Applicant Instructions, or any actions taken in accordance with the provisions of this Agreement or any such other agreement or (ii) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Agreement or any such other agreement, or in Effecting Delivery Applicant Instructions. Such indemnity shall also include payment from the Trust of the reasonable costs and expenses incurred by such Trustee Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor. Any amounts payable to a Trustee Indemnified Party under this Section 5.6(a) may be payable in advance or shall be secured by a lien on the Trust’s assets.

(b)   The Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act) (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under this Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of this Agreement or with respect to the review of any Delivery Application or any action to effect instructions of a Delivery Applicant pursuant to a Delivery Application, or given by a DTC Participant or Indirect Participant acting on behalf of a Delivery Applicant, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under this Agreement or any such other agreement or any actions taken in accordance with the provisions of this Agreement, any Delivery Application or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement, any Delivery Application or any such other agreement. Such indemnity shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor. Any amounts payable to a Sponsor Indemnified Party under this Section 5.6(b) may be payable in advance or shall be secured by a lien on the Trust’s assets. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Beneficial Owners; and, in such event, the reasonable legal expenses and costs and other disbursements of any such actions shall be expenses and costs of the Trust, and the Sponsor shall be entitled to be reimbursed therefor by the Trust as provided in Section 5.8(b).

(c)   The indemnities provided by, and the lien rights securing payments under, this Section 5.6 shall survive notwithstanding any termination of this Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Section 5.7	Fees, Charges and Expenses of the Trustee.

(a)   The Trustee is entitled to receive from the Sponsor fees for its ordinary services and reimbursement for its out-of-pocket expenses (but, for the avoidance of doubt, excluding amounts payable by the Trust under Sections 4.7(a)(iv), 5.7(c) and 5.12(a)), in accordance with a written agreement between the Sponsor and the Trustee. Should the Sponsor fail to pay the same, the Trustee shall be authorized to charge the same to the Trust, in an amount not exceeding the amount that could be charged to the Trust under Section 5.8(a) in respect of the Sponsor’s Fee (and the Trustee may charge the same to the Trust to such extent without regard to whether, because of the Sponsor’s default, fee waiver or other reason, the Sponsor may not then be entitled to such fee), and any subsequent amount paid to the Sponsor pursuant to Sections 4.7(d) and 5.8(a) shall be net of amounts so withheld. The Trustee’s right of reimbursement shall be secured by a lien on amounts chargeable to the Trust under Section 5.8(a), without giving effect to any fee waiver then in effect, prior to the interest of the Sponsor, the Registered Owners, the Beneficial Owners and any other Person.

(b)   The Trustee is entitled to charge, and to be reimbursed by, the Trust for all expenses and disbursements incurred by it in the performance of its duties hereunder, including the reasonable fees and disbursements of its legal counsel and expenses identified in any Custody Agreement as payable by the Trustee, other than (i) amounts specified in Section 5.7(a), (ii) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange and (iii) fees of agents for performing services the Trustee is required to perform under this Agreement. The Trustee’s right of reimbursement for expenses and disbursements under this paragraph shall constitute a lien on, and the amount thereof shall be deductible against, the assets of the Trust.

(c)   Any pecuniary cost, expense or disbursement of the Trustee resulting from actions taken to protect the Trust and the rights and interests of the Beneficial Owners pursuant to the terms of this Agreement, including the Trustee’s appearance in, prosecution of or defense of any action that it considers necessary or desirable to protect the Trust or the interests of the Beneficial Owners, shall be deductible from, and constitute a lien on, the assets of the Trust.

(d)   Each Authorized Participant depositing gold, and each person surrendering Shares for the purpose of withdrawing Trust Property, shall pay to the Trustee a fee of $500 per transaction for the Delivery of Shares pursuant to Section 2.3 and the Surrender of Baskets of Shares pursuant to Section 2.6 or 6.2 (or such other fee as the Trustee, with the prior written consent of the Sponsor, may from time to time announce).

Section 5.8	Charges of the Sponsor.

(a)   The Sponsor shall be entitled to receive from the Trust, chargeable as an expense of the Trust, a fee for services (the “Sponsor’s Fee”) at an annualized rate of 0.40% of the Trust’s Net Asset Value, accrued on a daily basis computed on the prior Business Day’s Net Asset Value and paid monthly in arrears in the manner provided in Section 4.7(d). The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for such period(s) of time it specifies in a notice of such fee waiver to the Trustee. The Sponsor is under no obligation to waive any portion of its fees hereunder or reimbursements pursuant to Section 5.8(b), and any such waiver shall create no obligation to waive any such fees or reimbursements during any period not covered by the waiver. Any fee or reimbursement waiver by the Sponsor shall not operate to reduce the Sponsor’s obligations hereunder, including its obligations under Section 5.3(g).

(b)   The Sponsor shall be entitled to receive reimbursement from the Trust in the manner provided by Section 4.7(d) for all expenses, costs and other disbursements incurred by it under the last sentence of Section 5.6(b) or that are of the type described in Sections 4.7(a)(ii), (iii), (iv), and (vi), except that the Sponsor shall not be entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange or (ii) fees of agents for performing services the Sponsor is required to perform under this Agreement.

Section 5.9	Retention of Trust Documents.

The Trustee shall retain documents, records, bills and other data compiled during the term of this Agreement for the respective periods required by the laws or regulations governing the Trustee and any other applicable laws (including the federal securities laws and the Code), and is authorized to destroy any of such data at the times permitted by such laws or regulations, unless the Sponsor reasonably requests the Trustee in writing to retain any such item(s) for a longer period.

Section 5.10	Federal Securities Law Filings.

(a)   The Sponsor shall (i) prepare and file a registration statement, including a prospectus, with the Commission (“registration statement” and “prospectus,” respectively) and take such action as is necessary from time to time to qualify the Shares for offering and sale under the federal securities laws, including the preparation and filing of amendments and supplements to the registration statement, (ii) promptly notify the Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of the prospectus, of any request for amending or supplementing the registration statement or prospectus or if any event or circumstance occurs that is known to the Sponsor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, as amended and supplemented if such be the case, in such quantities as the Trustee may reasonably request and (iv) prepare and file any periodic reports or updates that may be required under the Exchange Act. The Trustee shall furnish to the Sponsor any information from the records of the Trust that the Sponsor reasonably requests in writing that is needed to prepare any filing or submission that the Sponsor or the Trust is required to make under the federal securities laws, and the Sponsor is entitled to rely on such information so furnished by the Trustee.

(b)   The Sponsor shall have all necessary and exclusive power and authority to (i) from time to time adopt, implement or amend such disclosure controls and procedures as are necessary or desirable, in the Sponsor’s reasonable judgment, to ensure compliance with the disclosure and ongoing reporting obligations under any applicable securities laws, (ii) appoint and remove the auditors of the Trust and (iii) seek from the relevant securities or other regulatory authorities such relief, clarification or other action as the Sponsor shall deem necessary or desirable regarding the disclosure or financial reporting obligations of the Trust.

(c)   The policies and procedures comprising the Trust’s initial Internal Control Over Financial Reporting have been adopted as of the date of this Agreement, and copies thereof have been delivered to the appropriate officers of the Sponsor and the Trustee.

Amendments to such initial Internal Control Over Financial Reporting may be proposed from time to time by the Sponsor, but such amendments may not be adopted in connection with the Trustee’s furnishing of information to the Sponsor for the Sponsor’s preparation of the Trust’s financial statements without the Trustee’s consent (which consent will not be unreasonably withheld or delayed).

Section 5.11	Prospectus Delivery.

The Trustee shall, if required by the federal securities laws, in any manner permitted by such laws, deliver at the time of issuance of Shares an electronic copy of the prospectus, as most recently furnished to the Trustee by the Sponsor, to each Authorized Participant.

Section 5.12	Discretionary Actions by the Trustee; Consultation.

(a)   Subject to Section 5.3(f)(i), the Trustee may, in its sole discretion, undertake any action that it considers necessary or desirable to protect the Trust or the rights and interests of the Registered Owners or the Beneficial Owners pursuant to the terms of this Agreement. Pursuant to Section 5.7(c), the expenses, costs and disbursements incurred by the Trustee in connection with taking any action under the preceding sentence (including the reasonable fees and disbursements of legal counsel) shall be expenses of the Trust, and the Trustee shall be entitled to be reimbursed for those expenses by the Trust.

(b)   The Trustee shall notify and consult with the Sponsor before undertaking any action under subsection (a) above or if the Trustee becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

(c)   The Sponsor shall notify and consult with the Trustee before undertaking any action under the last sentence of Section 5.6(b) or if the Sponsor becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

Section 5.13	Dissolution of the Sponsor not to Terminate Trust.

The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Agreement insofar as the duties and obligations of the Trustee are concerned unless the Trust is terminated pursuant to Section 6.2.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1	Amendment.

Subject to Section 4.11, the Trustee and the Sponsor may amend any provision of this Agreement without the consent of any Registered Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the

Registered Owners or the Beneficial Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Notwithstanding the foregoing, the Sponsor shall have the right to increase or decrease the amount of the Sponsor’s Fee (i) upon three (3) Business Days’ prior notice of the increase or decrease being posted on the website of the Trust and (ii) upon three (3) Business Days’ prior written notice of the increase or decrease being given to the Trustee. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of the Authorized Participants to Surrender Shares and receive therefor the amount of Trust Property represented thereby pursuant to Section 2.6(a), except in order to comply with mandatory provisions of applicable law.

Section 6.2	Termination.

(a)           The Trustee shall set a date on which this Agreement and the Trust will terminate and mail notice of that termination to the Registered Owners at least 30 days prior to the date set for termination if any of the following occurs:

(i)           The Trustee is notified that the Shares are delisted from a national securities exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

(ii)           Registered Owners acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

(iii)           60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment as provided in Section 5.4;

(iv)           any sole Custodian then acting resigns or is removed and no successor custodian has been employed pursuant to Section 5.5 within 60 days of such resignation or removal;

(v)           the Commission determines that the Trust is an investment company under the Investment Company Act of 1940, as amended, and the Trustee has actual knowledge of such Commission determination;

(vi)           the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended, and the Trustee has actual knowledge of that determination;

(vii)           the aggregate market capitalization of the Trust, based on the closing price for the Shares, is less than $350 million (as adjusted for inflation by reference to the Consumer Price Index as published by the Bureau of Labor Statistics) at any time more than 18 months after the Trust’s formation and the Trustee receives, within six months after the last trading date on which such capitalization (as so computed) was less than $350 million, notice from the Sponsor of its decision to terminate the Trust;

(viii)           the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

(ix)           60 days have elapsed since DTC or another Depository has ceased to act as depository with respect to the Shares and the Sponsor has not identified another Depository that is willing to act in such capacity;

(x)           if the law governing the Trust limits the maximum period during which the Trust may continue, upon the expiration of 21 years after the death of the last survivor of all of the descendants of Elizabeth II, Queen of England, living on the date of this Agreement; or

(xi)           as provided in Section 6.2(c).

(b)           On and after the date of termination of this Agreement, the Trustee shall not accept any deposits of gold, shall discontinue the registration of transfers of Shares, shall not make any distributions to Registered Owners, and shall not give any further notices or perform any further acts under this Agreement, except that the Trustee shall continue to collect distributions pertaining to Trust Property and hold the same uninvested and without liability for interest, shall pay the Trust’s expenses and sell gold as necessary to meet those expenses and shall continue to deliver Trust Property, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares Surrendered to the Trustee by Authorized Participants in accordance with Section 2.6(a) (after deducting or upon payment of, in each case, the applicable transaction fee payable to the Trustee for the Surrender of Shares and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or other governmental charges). At any time after the expiration of 60 days following the date of termination of this Agreement, the Trustee shall sell the Trust Property then held under this Agreement pursuant to the Sponsor’s direction, or if the Sponsor fails to provide direction as the Trustee determines, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under this Agreement, uninvested and without liability for interest, for the pro rata benefit of the Registered Owners of Shares that had not theretofore been Surrendered. The Trustee shall have no liability for loss or depreciation resulting from any sale made pursuant to the Sponsor’s direction or otherwise made by the Trustee in good faith. After making such sale, the Trustee shall be discharged from all obligations under this Agreement, except to deliver to such Registered Owners against Surrender of Shares (and, if DTC is the Registered Owner, in accordance with its rules and procedures for such Surrender and delivery) their pro rata portion of the net proceeds and other cash (after deducting, in each case, any accrued fees and expenses, and any taxes, other governmental charges or liabilities payable by the Trust, and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement). Upon the termination of this Agreement, the Sponsor shall be discharged from all obligations under this Agreement except that its obligations to the Trustee under Section 5.7 shall survive termination of this Agreement.

(c)           If the Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties that by the terms of this Agreement are required to be undertaken or performed by it, and such failure or incapacity is not cured within 30 days following receipt of notice from the Trustee of such failure or incapacity, or if the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Sponsor shall be deemed conclusively to have resigned effective immediately upon the occurrence of any of the specified events, or if the Sponsor resigns by sending notice of resignation to the Trustee without the appointment by the resigning Sponsor of a succeeding Sponsor (which appointment is subject to the prior written consent of the Trustee, which shall not be unreasonably withheld), the Trustee may do any one or more of the following: (i) appoint a successor Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; (ii) agree to act as Sponsor hereunder without appointing a successor Sponsor and without terminating this Agreement; or (iii) terminate and liquidate the Trust and distribute its remaining assets pursuant to this Section 6.2. The Trustee shall have no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is or is not terminated pursuant to this paragraph (c).

ARTICLE VII

MISCELLANEOUS

Section 7.1	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

Section 7.2	Third-Party Beneficiaries.

This Agreement is for the exclusive benefit of the parties hereto, any Sponsor Indemnified Party, any Trustee Indemnified Party, the Registered Owners and the Beneficial Owners and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.3	Severability.

In case any one or more of the provisions contained in this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4	Certain Matters Relating to Beneficial Owners.

(a)   By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Beneficial Owner thereof shall be deemed to be a beneficiary of the Trust created by this Agreement and vested with beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Agreement. Upon issuance as provided herein, Shares shall be fully paid and non-assessable.

(b)   Subject to and in accordance with Section 2.6, Shares may at any time prior to the date specified by the Trustee in connection with the termination of the Trust be tendered to the Trustee for redemption.

(c)   The death or incapacity of any Beneficial Owner shall not operate to terminate this Agreement or the Trust, nor entitle such Beneficial Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Beneficial Owner expressly waives any right such Beneficial Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in the Agreement, in respect of the Trust Property from time to time received, held and applied by the Trustee hereunder.

(d)   Except in connection with Sections 5.4(c)(ii) or 6.2(a)(ii), no Beneficial Owner shall have any right to vote or in any manner otherwise to control the operation or management of the Trust or the obligations of the parties hereto. Nothing set forth in this Agreement shall be construed so as to constitute the Beneficial Owners from time to time as partners or members of an association; nor shall any Beneficial Owner ever be liable to any third person by reason of any action taken by the parties to this Agreement or for any other cause whatsoever.

(e)   The rights of Beneficial Owners must be exercised by DTC Participants or participants of any successor Depository acting on their behalf in accordance with its rules and procedures.

Section 7.5	Notices.

(a)   All notices given under this Agreement must be in writing.

(b)   Any notice to be given to the Trustee or the Sponsor shall be deemed to have been duly given (i) when it is actually delivered by a messenger or recognized courier service, (ii) five days after it is mailed by registered or certified mail, postage paid, or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

To the Trustee:

THE BANK OF NEW YORK MELLON
2 Hanson Place
9th Floor
Brooklyn, New York 11217
Attention: ETF Services, Brooklyn

Telephone: (718) 315-5013
Facsimile:  (718) 315-4850

or to any other place to which the Trustee may have transferred its Corporate Trust Office with notice to the Sponsor.

To the Sponsor:

MERK INVESTMENTS LLC
960 San Antonio Road, #201
Palo Alto, California 94303
Attention: Axel Merk

Telephone: (650) 323-4341
Facsimile: (650) 745-7045

or to any other place to which the Sponsor may have transferred its principal office with notice to the Trustee.

(c)   Any and all notices to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid, or (iii) when sent by facsimile transmission confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Trustee, or, if such Registered Owner shall have filed with the Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request. Notices to Beneficial Owners shall be delivered to Authorized Participants and DTC Participants designated by DTC or any successor Depository.

Section 7.6	Submission to Jurisdiction; Agent for Service.

Each party hereto, each Authorized Participant by its delivery of an Authorized Participant Agreement and each Registered Owner and Beneficial Owner by the acceptance of a Share irrevocably consents to the jurisdiction of the courts of the State of New York, and of any federal court located in the Borough of Manhattan in the City of New York in such State, in connection with any action, suit or other proceeding arising out of or relating to the Shares, the Trust Property or this Agreement or any action taken or omitted under this Agreement and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address last specified for purposes of notices hereunder. Additionally, the Sponsor hereby (i) irrevocably designates and appoints National Register Agents, Inc., located at 1660 Walt Whitman Road, Suite 140, Melville, NY 11747, as the Sponsor’s authorized agent upon which process may be served in any such suit or other proceeding and (ii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Sponsor in any such action, suit or other proceeding. The Sponsor shall deliver to the Trustee, upon the execution and delivery of this Agreement, a written acceptance by such agent of its appointment as such agent. The Sponsor further shall take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Shares remain outstanding or this Agreement remains in force.

Section 7.7	Governing Law.

This Agreement shall be interpreted under, and all rights and duties under this Agreement shall be governed by, the internal substantive laws (but not the choice of law rules) of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, MERK INVESTMENTS LLC and THE BANK OF NEW YORK MELLON have duly executed this Depositary Trust Agreement as of the day and year first set forth above.

MERK INVESTMENTS LLC, as Sponsor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Signature Page to Merk Gold Trust Depositary Trust Agreement]

[Depositary Trust Agreement acknowledgment, Trustee]

STATE OF ______________

:SS.:

COUNTY OF _________________

On this __ day of __________, 2014 before me, the undersigned, personally appeared __________________________________,personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_______________________________________
Notary Public

(Notarial Seal)

[Depositary Trust Agreement acknowledgment, Sponsor]

STATE OF ______________

:SS.:

COUNTY OF _________________

On this __ day of __________, 2014 before me, the undersigned, personally appeared __________________________________,personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_______________________________________
Notary Public
(Notarial Seal)

EXHIBIT A

FORM OF CERTIFICATE

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST PROPERTY (AS DEFINED IN THE DEPOSITARY TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY, THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY ARE INSURED UNDER ANY AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

________________ SHARES
ISSUED BY
MERK GOLD TRUST
REPRESENTING
FRACTIONAL INTERESTS IN DEPOSITED GOLD
AND ANY OTHER TRUST PROPERTY

THE BANK OF NEW YORK MELLON, as Trustee
No.	* Shares

CUSIP: _______________

THE BANK OF NEW YORK MELLON, as Trustee (hereinafter called the “Trustee”), hereby certifies that CEDE & CO., as nominee of The Depository Trust Company, or registered assigns, is the owner of * Shares issued by Merk Gold Trust, each representing a fractional undivided interest in the net assets of the Trust, as provided in the Agreement referred to below. At the time of delivery of the Agreement, each ______ Shares represented an interest in _____ Fine Ounces of gold that are deposited under the Agreement and held by the Custodian referred to in the Agreement. The amount of gold in which each ______ Shares represents an interest will decline over time as provided in the Agreement. The Trustee’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 2 Hanson Place, Brooklyn, New York 11217, and its principal executive office is located at One Wall Street, New York, New York 10286.

This Certificate is issued upon the terms and conditions set forth in the Depositary Trust Agreement dated as of __________, 2014 (the “Agreement”) between Merk Investments LLC (herein called the “Sponsor”), and the Trustee. By becoming a Registered Owner or Beneficial Owner, or by depositing gold, a Person is bound by all the terms and conditions of the Agreement. The Agreement sets forth the rights of Authorized Participants and Registered Owners and the rights and duties of the Trustee and the Sponsor. Copies of the Agreement are on file at the Trustee’s Corporate Trust Office in New York City.

________________________________________

* That number of Shares held at The Depository Trust Company at any given point in time.

The Agreement is hereby incorporated by this reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein and the term “gold” shall have the meanings set forth in the Agreement.

This Certificate shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose unless it is executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:__________________________________	THE BANK OF NEW YORK MELLON, as Trustee By:__________________________________________

THE TRUSTEE’S CORPORATE TRUST OFFICE ADDRESS IS
2 HANSON PLACE, 9TH FLOOR, BROOKLYN, NEW YORK 11217

EXHIBIT B

FORM OF TRUST ALLOCATED ACCOUNT AGREEMENT

JPMORGAN CHASE BANK, N.A.

and

THE BANK OF NEW YORK MELLON
solely in its capacity as trustee of the Merk Gold Trust
and not individually

TRUST ALLOCATED ACCOUNT AGREEMENT

THIS ALLOCATED ACCOUNT AGREEMENT (this “Agreement”) is made with effect on and from [_____________], 2014

BETWEEN

(1)	JPMORGAN CHASE BANK, N.A, whose principal place of business in England is at 25 Bank Street, Canary Wharf, London E14 5JP (the “Custodian”); and

(2)
THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the Merk Gold Trust (“Trust”) created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement (as defined below) as trustee for the Shareholders (as defined below).

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.

(2)
Shares may be issued by the Trust against delivery of Gold made by way of payment for the issue of such Shares. The Trustee has agreed that Gold delivered to it on subscription for Shares will be paid into the Metal Accounts.

(3)	The Custodian has agreed to transfer Physical Gold from the Trust Allocated Account into the Trust Unallocated Account pursuant to the terms of this Agreement.

(4)
The Trustee has agreed that the Trust Allocated Account will be established by the Trustee in its name (for each Shareholder pursuant to the Trust Agreement), and that the Trustee will have the sole right to give instructions for the making of any payments out of the Trust Allocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1
Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian;

“AP Account” means a loco London account maintained on an Unallocated Basis by the Custodian or a Gold clearing bank for the Authorized Participant, as specified in the applicable Transfer Notice;

“Authorized Participant” means a person that, at the time of submitting to the Trustee an order to purchase, or an order to redeem, one or more Baskets (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement and (iv) has established an unallocated account with the Custodian or another LBMA-approved gold-clearing bank;

“Authorized Participant Agreement” means an agreement among the Trustee, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders and Redemption Orders under the Trust Agreement;

“Authorized Signatory” means, in relation to any person, an individual who is duly empowered to bind such person and whose authority is evidenced by a resolution of the board of directors (or any other appropriate means of authorization) of such person, and, in relation to the Trustee, any individual named in the Trustee’s authorized signatory list having due authority to bind the Trustee, which list shall be provided by the Trustee from time to time;

“Availability Date” means the London Business Day on which the Trustee requests the Custodian to credit to the Trust Allocated Account Gold debited from the Trust Unallocated Account;

“Basket” means 50,000 Shares, except that the Sponsor, upon prior written notice to the Trustee, may from time to time increase or decrease the number of Shares comprising a Basket;

“Business Day” means any day other than a day: (1) when the exchange on which the Shares are principally traded is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day;

“Conditions” means the terms and conditions on and subject to which (i) Shares are issued in the form or substantially in the form set out in the Trust Agreement or (ii)

Shares are redeemed for Gold pursuant to the Trust Agreement;

“Delivery” means (i) when used with respect to Gold held on an Unallocated Basis, obtaining an acknowledgement from the Custodian of a credit of gold on an Unallocated Basis to the account of the person entitled to that delivery, (ii) when used with respect to Physical Gold, the process of delivering physical gold in connection with the surrender of Shares on a Share Submission Day by a Delivery Applicant, and (iii) when used with respect to Shares, one or more book-entry transfers of those Shares to an account or accounts at the Depository designated by the person entitled to instruct such delivery, and, as applicable, for further credit as specified by that person;

“Delivery Applicant” means a beneficial owner of Shares who is not an Authorized Participant and wishes to surrender part or all of the Shares he or she holds for the purpose of taking Delivery of Physical Gold in the amount of Trust Property represented by those Shares;

“Delivery Application” means a document in form satisfactory to the Sponsor that expresses a Delivery Applicant’s intention to surrender Shares on a Share Submission Day in exchange for an amount of Physical Gold up to the amount of gold represented by such Shares on such Share Submission Day;

“Depository” means The Depository Trust Company and any other successor depository of Shares selected by the Sponsor as provided in the Trust Agreement;

“DTC Participant” means a person that, pursuant to The Depository Trust Company’s governing documents, is entitled to deposit securities with The Depository Trust Company in its capacity as a “participant”;

“Fine Ounce” means an Ounce (i.e., one troy ounce, equal to 31.103 grams, or 1.0971428 ounces avoirdupois) of 100% pure gold, Fine Ounces being determined, as to physical gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held in the Trust Unallocated Account, by the number of Fine Ounces credited to the account from time to time (such account being denominated in Fine Ounces);

“General Notice” means any notice given in accordance with this Agreement other than a Transfer Notice;

“Gold” means (i) Physical Gold held by the Custodian under this Agreement and/or (ii) any credit balance in the Trust Unallocated Account as the context requires;

“Gold Coins” means gold coins without numismatic value and having a minimum fineness of 99.5% or, with respect to American Gold Eagle gold coins, having a minimum fineness of 91.67%;

“Loco London” means in respect of an account holding Gold, the custody, trading or clearing of such Gold in London, United Kingdom;

“London Bar” means a gold bar meeting the London Good Delivery Standards, which are the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the London Bullion Market Association or its successor;

“London Business Day” means a day (other than a Saturday or a Sunday or a public holiday in England) on which commercial banks generally and the London bullion market are open for the transaction of business in London;

“Metal Accounts” means the Trust Allocated Account and the Trust Unallocated Account;

“Physical Gold” or “physical gold” means (i) gold bullion that meets the London Good Delivery Standards, i.e., the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the London Bullion Market Association or its successor; and (ii), with respect to a Delivery Applicant’s taking Delivery of Physical Gold, gold bullion in bars of any size with a minimum fineness of 99.5% and Gold Coins;

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Gold;

“Prospectus” means the prospectus constituting a part of the registration statement filed on Form S-1, Registration Number 333-180868 with the Securities Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, in relation to the Shares dated on or about [____________], 2014, as the same may be modified, supplemented or amended from time to time;

“Purchase Order” means the order an Authorized Participant wishing to acquire from the Trustee one or more Baskets must place with the Trustee pursuant to the Trust Agreement;

“Redemption Form” means a notice in the form prescribed from time to time by the Trust requesting Redemption of Shares;

“Redemption Order” means the order an Authorized Participant wishing to redeem one or more Baskets must place with the Trustee pursuant to the Trust Agreement

“Relevant Association” means the London Bullion Market Association or its successors;

“Rules” means the rules, regulations, practices and customs of the Relevant Association (including without limitation the requirements of “Good Delivery” under the rules of the Relevant Association), the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement;

“Shareholder” means the beneficial owner of one or more Shares;

“Share” means a unit of fractional undivided beneficial interest in the Trust which is issued by the Trust, named “Merk Gold Shares,” and created pursuant to and constituted by the Trust Agreement;

“Share Submission Day” means the date upon which the Delivery Applicant (acting by or through a DTC Participant), upon receiving pre-approval from the Sponsor, causes its Shares to be surrendered to the Trustee pursuant to the procedures of the Depository by no later than 3:59:59 PM (New York time) on the designated Business Day according to the instructions in the Delivery Application;

“Sponsor” means Merk Investments LLC, a Delaware limited liability company, or its successor;

“Transfer Notice” means any notice of a deposit or withdrawal made pursuant to clause 3 or clause 4 of this Agreement;

“Trust” means the Merk Gold Trust, the trust entity created by the Trust Agreement;

“Trust Agreement” means the Depositary Trust Agreement of the Merk Gold Trust dated on or about [________], 2014, as amended from time to time, between Merk Investments LLC, as Sponsor, and The Bank of New York Mellon, as Trustee;

“Trust Allocated Account” means the loco London account maintained for the Trust by the Custodian pursuant to this Agreement, or another account maintained for the Trust by a successor Custodian on an allocated basis, as the case may be;

“Trust Property” means the Gold that the Custodian credits to the Trust Allocated Account and the Trust Unallocated Account in accordance with this Agreement and the Trust Unallocated Account Agreement, all other property held by the Custodian for the account of the Trust and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under the Trust Agreement, including, withholding limitation, Gold held by the precious metals dealer or the Custodian for the Trust prior to the delivery of the Physical Gold to the Delivery Applicant pursuant to the delivery instructions set forth in the Delivery Application;

“Trust Unallocated Account” means the loco London account maintained for the Trust by the Custodian pursuant to Trust Unallocated Account Agreement, or another account maintained for the Trust by a successor Custodian on an Unallocated Basis, as the case may be;

“Trust Unallocated Account Agreement” means the Unallocated Account Agreement dated [__________] between the Custodian and the Trustee pursuant to which the Trust Unallocated Account is established and operated;

“Unallocated Basis” means, with respect to the holding of Gold, that the holder is entitled to receive delivery of Physical Gold in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular Gold that the custodian maintaining that account owns or holds;

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature; and

“Withdrawal Date” means the London Business Day on which the Trustee wishes a withdrawal of Physical Gold from the Trust Allocated Account to take place.

1.2	Headings: The headings in this Agreement do not affect its interpretation

1.3	Singular and plural: References to the singular include the plural and vice versa.

2.	TRUST ALLOCATED ACCOUNT

2.1	Opening Trust Allocated Account: The Custodian shall open and maintain the Trust Allocated Account in the name of the Trustee (in its capacity as trustee for the Shareholders).

2.2	Deposits and Withdrawals: The Trust Allocated Account shall evidence and record deposits and withdrawals of Physical Gold made pursuant to the terms of this Agreement.

2.3	Denomination of Trust Allocated Account: The Trust Allocated Account will hold deposits of Physical Gold and will be denominated in Fine Ounces.

2.4
Trust Allocated Account Reports: At the end of each London Business Day, the Custodian will transmit to the Trustee a report showing the movement of Physical Gold into and out of the Trust Allocated Account, identifying separately each transaction and the London Business Day on which it occurred and providing sufficient information to identify each individual bar of Physical Gold held in the Trust Allocated Account.  For each Business Day, the Custodian will provide the Trustee within a reasonable time after the end of the Business Day a statement of account for the Trust Allocated Account.  Such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic Bullion Transfer System website (“eBTS”). In the event eBTS is unavailable for any reason, the Trustee and the Custodian will agree on a temporary notification system for making such reports available to the Trustee.

2.5
Reversal of Entries: The Custodian shall reverse any provisional or erroneous entries to the Trust Allocated Account which it discovers or of which it is notified with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made (including, without limitation, when the Custodian has credited a deposit made pursuant to clause 3.1 and on receipt by the Custodian of the Gold if it is determined that the Gold does not comply with the Rules or that it is not the required weight).

2.6
Provision of Information: The Custodian agrees that it will forthwith notify the Trustee in writing of any encumbrance of which it is aware is or is purported to have been created over or in respect of the Trust Allocated Account or any of the amounts standing to the credit thereof.

2.7
Access: The Custodian will allow the Sponsor and the Trustee and their Physical Gold auditors (currently Inspectorate), access to its premises during normal business hours, to examine the Physical Gold and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Trust’s expense.

.

3.	DEPOSITS

3.1
Procedure: The Custodian shall receive deposits of Physical Gold into the Trust Allocated Account relating to the same kind of Physical Gold and having the same denomination as that (or one of those) to which the Trust Allocated Account relates only pursuant to transfers from the Trust Unallocated Account.

3.2
Minimizing Gold on Unallocated Basis: The Custodian agrees to use reasonable efforts to minimize the amount of Gold held for the Trust on an Unallocated Basis at all times and the Custodian must allocate ownership of Physical Gold to the Trust such that no more than 430 Fine Ounces of Gold held on an Unallocated Basis are held for the Trust at the end of each Business Day.

3.3
Right to Amend Procedure: The Custodian may amend the procedure in relation to the deposit of Physical Gold only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. The Custodian will, whenever practicable, notify the Trustee and the Sponsor within a commercially reasonable time before the Custodian amends its procedures or imposes additional ones in relation to the transfer of Physical Gold into and from the Trust Allocated Account, and in doing so the Custodian will consider the Trustee’s needs to communicate any such change to Authorized Participants and others.

3.4
Allocation: The Trustee acknowledges that the process of allocation of Physical Gold to the Trust Allocated Account from the Trust Unallocated Account may involve minimal adjustments to the weights of Physical Gold to be allocated to adjust such weight to the number of whole bars available.

4.	WITHDRAWALS

4.1
Procedure: The Trustee may at any time give instructions to the Custodian for the withdrawal of Physical Gold from the Trust Allocated Account but only by way of de-allocation to the Trust Unallocated Account or such other account as the Trustee may instruct (subject to clause 4.3 below).

4.2
Notice Requirements: A confirmation from the Trustee to the Custodian, given through eBTS (or such other authenticated method as may be agreed by the parties) or in writing, that a valid Redemption Form or Delivery Application has been lodged for Shares shall be deemed an instruction given under clause 4.1 unless otherwise notified in writing by the Trustee. Any other notice relating to a withdrawal of Physical Gold must be in writing.

4.3
Right to amend Procedure: The Custodian may amend the procedure for the withdrawal of Physical Gold only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. Any such amendment will be subject to the conditions of the preceding clause 3.3 and will be promptly notified to the Sponsor and the Trustee, such notice to be given in advance of implementation whenever practicable.
4.4
Specification of Physical Gold: Unless specifically selected by the Trustee, the Custodian may specify the serial numbers of the bars to be withdrawn once it receives instructions from the Trustee to effect a withdrawal of Physical Gold pursuant to clause 4.1. The Custodian is entitled to select the Physical Gold to be made available to the Trustee; provided, however, that to the extent the Trustee provides specific serial numbers of bars to be so selected, the Custodian will take reasonable efforts to select such Physical Gold as specified by the Trustee; and provided further that, in the case of a withdrawal to facilitate the delivery of Physical Gold to a Delivery Applicant, the Custodian shall use reasonable efforts to de-allocate London Bars which approximate closely the number of Fine Ounces represented by a Delivery Applicant's surrendered Shares less the balance in the Trust Unallocated Account, as communicated to the Custodian by the Trustee. The Custodian may require more than two London Business Days prior notice in the event that the Trustee does specify the serial numbers of bars to be withdrawn.

4.5
Delivery Obligations Relating to Delivery Applicants: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall arrange for any London Bars requested by a Delivery Applicant to be acquired by allocation of Gold, using reasonable efforts to acquire London Bars which approximate closely the number of Fine Ounces represented by the Delivery Applicant's surrendered Shares, and for such London Bars to be shipped to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application, a copy of which shall be provided to the Custodian by the Trustee.  The Custodian shall make any insurance arrangements in respect of delivery of the London Bars to a Delivery Applicant in accordance with industry practice. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation. All insurance and transportation costs shall be for the account of the Sponsor.

4.6
Collection of Physical Gold: The Trustee agrees that in the normal course (which, for the avoidance of doubt, shall not include withdrawal in connection with the termination of this Agreement) withdrawal of Physical Gold from the Trust Allocated Account shall be by way of de-allocation and subsequent credit of Gold to the Trust Unallocated Account.

4.7
De-allocation: Following receipt by the Custodian of notice for the withdrawal of Physical Gold from the Trust Allocated Account pursuant to clause 4.1, the Custodian shall de-allocate sufficient Physical Gold from the Trust Allocated Account to credit the Trust Unallocated Account in the amount required. The Trustee acknowledges that the process of de-allocation of Physical Gold for withdrawal and/or credit to the Trust Unallocated Account may involve minimal adjustments to the weight of

Physical Gold to be withdrawn to adjust such weight to the whole bars available.
4.8
Risk: Except as provided in the following sentence, where there is a shipment from the Custodian of Physical Gold to a person other than a Delivery Applicant, all right, title and risk in and to such Physical Gold shall pass at the Point of Delivery to the relevant person for whose account the Physical Gold is being delivered.  Where there is a shipment from the Custodian of Physical Gold to a Delivery Applicant, all right, title and risk in and to such Physical Gold shall pass to the Delivery Applicant from the time the Physical Gold is tendered by the Custodian to the courier specified by the Delivery Applicant in the Delivery Application.

5.	INSTRUCTIONS

5.1
Giving of Instructions: Only the Trustee shall have the right to give instructions to the Custodian for deposit of Physical Gold to or withdrawal of Physical Gold from the Trust Allocated Account.  All such instructions given by the Trustee to the Custodian shall be given in writing and signed by two Authorized Signatories of the Trustee. The Trustee shall notify the Custodian in writing of the names of the people who are authorized to give instructions on the Trustee’s behalf. Until the Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trustee’s behalf.  The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2
Account not to be Overdrawn: The Trust Allocated Account may not at any time have a debit balance thereon, and no instruction shall be valid to the extent that the effect thereof would be for the Trust Allocated Account to have a debit balance thereon.

5.3
Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded.  Notice of amendment shall have effect only after actual receipt by the Custodian.

5.4
Unclear or Ambiguous Instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavors (taking into account any relevant time constraints) to obtain clarification of those instructions from the Trustee and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s reasonable satisfaction.

5.5	Refusal to Execute: The Custodian will, where practicable, refuse to execute instructions if in the Custodian’s opinion they are or may be contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1
Disclosure to Others: Subject to clause 6.2, each of the Trustee and the Custodian shall respect the confidentiality of information acquired under this Agreement and will not, without the other party’s consent, disclose to any other person any transaction or other information acquired about the other party, its business or the Trust under this Agreement, in the event such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis.

6.2
Permitted Disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory or listing authority or as otherwise necessary in conducting the Trust’s business, to disclose information acquired under this Agreement.  In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e., a subsidiary or holding company of a party), or (in the case of the Trustee) by the Sponsor, or any beneficiary of the trusts constituted by the Trust Agreement. Each party irrevocably authorizes such persons to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1	Appointment: The Trustee hereby appoints the Custodian to act as custodian of the Physical Gold in accordance with this Agreement and any Rules which apply to the Custodian.

7.2
Segregation of Physical Gold: The Custodian will be responsible for the safekeeping of the Physical Gold on the terms and conditions of this Agreement. The Custodian will segregate the Physical Gold from any Physical Gold which the Custodian owns or holds for others by making appropriate entries in its books and records.

7.3
Ownership of Physical Gold: The Custodian will identify in its books that the Physical Gold belongs to the Trustee (on trust for the Shareholders).  The Custodian shall ensure that the Physical Gold belonging to the Trustee (on trust for the Shareholders) shall not be pledged by the Custodian or leased to any other party and that it shall at all times be free and clear of all liens and encumbrances, whether arising by operation of law or otherwise.

7.4
Location of Physical Gold: Unless otherwise agreed between the parties, Physical Gold must be held by the Custodian at its London vault premises. If the parties agree that Physical Gold may be temporarily held at another vault premises of the Custodian, the Custodian agrees that it shall use commercially reasonable efforts promptly to transport any Physical Gold held for the Trustee to its London vault location at the Custodian’s cost and risk. The Custodian agrees that all delivery and packing shall be in accordance with the Rules and Relevant Association good market practices.
8.	REPRESENTATIONS

8.1
Trustee’s Representations: The Trustee represents and warrants to the Custodian that (such representations and warranties being deemed to be repeated upon each occasion of deposit of Physical Gold under this Agreement):

(1)
the Trustee has all necessary authority, powers, consents, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(2)	the person entering into this Agreement on behalf of the Trustee has been duly authorized to do so; and

(3)
this Agreement and the obligations created under it are binding upon and enforceable against the Trustee, as trustee of the Trust, in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Trustee is bound.

8.2
Custodian’s Representations: The Custodian represents and warrants to the Trustee that (such representations and warranties being deemed to be repeated upon each occasion of deposit of Physical Gold under this Agreement):

(1)
the Custodian has all necessary authority, powers, consents, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(2)	the person entering into this Agreement on behalf of the Custodian has been duly authorized to do so; and

(3)
this Agreement and the obligations created under it are binding upon the Custodian and enforceable against the Custodian in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Custodian is bound.

9.	FEES AND EXPENSES

9.1
Fees:  For the Custodian’s services under this Agreement, the Custodian and the Sponsor have entered into a separate agreement to which the Custodian has agreed, under which the Sponsor shall pay the Custodian’s fees for services under this

Agreement.
9.2
Expenses: Pursuant to a separate agreement between the Sponsor and the Custodian, to which the Custodian has agreed, the Sponsor shall pay the Custodian on demand all costs, charges and expenses (excluding (i) any relevant taxes and VAT, duties and other governmental charges, (ii) fees for storage and insurance of Physical Gold, which will be recovered under clause 9.1, and (iii) indemnification obligations of the Trustee under clause 11.5 which will be paid pursuant to the following sentence) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Physical Gold. The Trustee will procure payment on demand, solely from and to the extent of the assets of the Trust, of any other costs, charges and expenses not assumed by the Sponsor under its agreement with the Custodian referred to in clause 9.1 and this clause 9.2 (including any relevant taxes and VAT (if chargeable), duties, other governmental charges and indemnification claims of the Custodian payable by the Trustee pursuant to clause 11.5) incurred by the Custodian in connection with the Physical Gold.

9.3
Default Interest: If the Trustee or the Sponsor, as the case may be, fails to procure payment to the Custodian of any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgment) on any such unpaid amount calculated at a rate equal to 1% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

9.4	Credit Balances: No interest or other amount will be paid by the Custodian on any credit balance on a Trust Allocated Account.

9.5
Recovery from Trust: Amounts payable pursuant to this clause 9 shall not be debited from the Trust Allocated Account, but shall be payable on behalf of the Trust, and the Custodian hereby acknowledges that it will have no recourse against Gold standing to the credit of the Trust Allocated Account or to the Trustee individually in respect of any such amounts.

10.	VALUE ADDED TAX

10.1
VAT Exclusive: All sums, if any, payable under this Agreement by the Trust to the Custodian shall be deemed to be exclusive of VAT if and to the extent VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement.

10.2	VAT Invoice: If VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement, the Custodian shall provide a valid VAT invoice to the Trust.

11.	SCOPE OF RESPONSIBILITY

11.1
Exclusion of Liability: The Custodian will use reasonable care in the performance of its duties under this Agreement and will only be responsible for any loss or damage suffered as a direct result of any negligence, fraud or willful default on its part in the performance of its duties, and in the case where Physical Gold is lost or damaged its liability will not exceed the market value of the Physical Gold lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian or notified to the Custodian by the Trustee.  The Custodian and the Trustee each agree to notify the other party promptly after any discovery of such lost or damaged Physical Gold.  If the Custodian delivers from the Trust Allocated Account Physical Gold that is not of the Fine Ounces the Custodian has represented to the Trustee or that is not according to the Rules, recovery by the Trustee, to the extent such recovery is otherwise allowed, shall not be barred by any delay in asserting a claim because of the failure to discover the corresponding loss or damage regardless of whether such loss or damage could or should have been discovered.

11.2
No Duty or Obligation: The Custodian is under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

11.3
Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to any such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow the Trustee and the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto.

11.4
Force Majeure: The Custodian shall not be liable for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism or any breakdown, malfunction or failure of transmission, communication or computer facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure to any such body, authority or organization, for any reason, to perform its obligations; provided, however, that the Custodian agrees to use reasonable efforts to assist the Trustee in finding a replacement custodian (including, but not limited to, agreeing to an assignment of its rights and obligations hereunder) should any event described in this clause 11.4 so prevent the Custodian from performing its obligations.
11.5
Indemnity: The Trustee, solely from and to the extent of the assets of the Trust, shall indemnify and keep indemnified the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (including VAT (if chargeable) and the expenses assumed by the Sponsor under its agreement with the Custodian procured under clause 9.2) which the Custodian may suffer or incur, directly or indirectly, in connection with this Agreement except to the extent that such sums are due directly to the negligence, willful default or fraud of the Custodian.

11.6
Third Parties: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and to the Sponsor, which shall be considered a beneficiary (as applicable) of clauses 2.6, 11.3, 12.3 and 13.4, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement. Except as set forth in this clause 11.6, this Agreement does not confer a benefit on any person who is not a party to it. The parties hereto do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement, provided that the Sponsor may enforce its rights under clauses 2.6, 11.3, 12.3 and 13.4. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce the Custodian’s obligations hereunder.

12.	TERM AND TERMINATION

12.1	Notice: Any termination notice given by the Trustee under clause 12.2 must specify:

(1)	the date on which the termination will take effect;

(2)	the person to whom the Physical Gold is to be made available; and

(3)	all other necessary arrangements for the redelivery of the Physical Gold to the order of the Trustee.

12.2
Term: This Agreement shall have a fixed term up to and including five years and will automatically renew for a further term of five years thereafter; provided that during such periods (i) either the Trustee or the Custodian may terminate this Agreement for any reason or for no reason by giving not less than 90 days’ written notice to the other party and (ii) this Agreement may be terminated immediately upon written notice as follows:

(1)	by the Trustee, if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Gold business;

(2)
by the Trustee or the Custodian, if it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services on the terms contemplated by this Agreement or it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

(3)	by the Custodian, if there is any event which, in the Custodian’s reasonable view, indicates the Trust’s insolvency or impending insolvency

(4)	by the Trustee, if there is any event which, in the Sponsor’s view, indicates the Custodian’s insolvency or impending insolvency;

(5)	by the Trustee, if the Trust is to be terminated; or

(6)	by the Trustee or the Custodian, if the Trust Unallocated Account Agreement ceases to be in full force and effect at any time.

12.3
Change in Trustee or Sponsor: If there is any change in the identity of the Trustee or the Sponsor in accordance with the Trust Agreement, then the Custodian, the Trustee, the Sponsor and the Trust shall execute such documents and shall take such actions as the new Trustee or Sponsor and the outgoing Trustee or Sponsor may reasonably require for the purpose of vesting in the new Trustee or Sponsor the rights and obligations of the outgoing Trustee or Sponsor, and releasing the outgoing Trustee or Sponsor from its future obligations under this Agreement.

12.4
Redelivery Arrangements: If the Trustee does not make arrangements acceptable to the Custodian for the redelivery of the Physical Gold, the Custodian may continue to store the Physical Gold, in which case the Custodian will continue to charge the fees and expenses payable under clause 9. If the Trustee has not made arrangements acceptable to the Custodian for the redelivery of the Physical Gold within six months of the date specified in the termination notice as the date on which the termination will take effect, the Custodian will be entitled to sell the Physical Gold and account to the Trustee for the proceeds.

12.5
Existing Rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

13.	NOTICES

13.1
Transfer Notices: Subject to clause 5.1, any Transfer Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and signed by or on behalf of the party giving it (or its duly authorized representative). Any Transfer Notice shall be sent either by facsimile or such other authenticated method as may, from time to time, be agreed between the parties. Any Transfer

Notice shall be deemed to have been given, made or served upon actual receipt by the recipient.
13.2
General Notices: Any General Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and shall be signed by or on behalf of the party giving it (or its duly authorized representative). Any General Notice shall be given, made or served by sending the same by pre-paid registered post (first class if inland, first class airmail if overseas) or facsimile transmission. Any General Notice sent by pre-paid registered post shall be deemed to have been received three London Business Days in the case of inland post or seven London Business Days in the case of overseas post after dispatch. Any General Notice sent by facsimile shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.3	The addresses and numbers of the parties for the purposes of clauses 13.1 and 13.2 are:

The Custodian:	JPMorgan Chase Bank, N.A.
25 Bank Street
Canary Wharf
London E14 5JP
Attention: Peter Smith – Global Commodities
Facsimile No. +44 207 777 4915

The Trustee:	The Bank of New York Mellon
2 Hanson Place
9th Floor
Brooklyn, New York 11217
Attention: ETF Services, Brooklyn
Telephone: 718-315-5013
Facsimile: 718-315-4850

or such other address or facsimile number as shall have been notified (in accordance with this clause) to the other party hereto. The address and numbers of the Sponsor for purposes of receiving notices under this Agreement is:

The Sponsor:	Merk Investments LLC
960 San Antonio Road, #201
Palo Alto, California 94303
Telephone: (650) 323-4341
Attention: Axel Merk

13.4	Recording of Calls: Each of the Custodian, the Trustee and the Sponsor may record telephone conversations without use of a warning tone. Such records will be the recording party’s sole property and accepted by the other parties hereto as evidence of the orders or instructions given.
14.	GENERAL

14.1
Role of Trustee: The Trustee is a party to this Agreement in its capacity as Trustee for the Shareholders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the trusts constituted by the Trust Agreement (the “Trust Assets”) to the extent authorized by the Trust Agreement and (ii) no recourse shall be had to (a) any assets other than the Trust Assets, including, without limitation, any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the trusts constituted by the Trust Agreement, as owner in its individual capacity or in any way other than as trustee of the trusts constituted by the Trust Agreement; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the trusts constituted by the Trust Agreement.

14.2
No Advice: The Custodian’s duties and obligations under this Agreement do not include providing the other party hereto with investment advice. In asking the Custodian to open and maintain the Trust Allocated Account, the Trustee acknowledges that it is acting pursuant to the Trust Agreement and the Custodian shall not owe to the Trustee or the Trust any duty to exercise any judgment on their behalf as to the merits or suitability of any deposits into, or withdrawals from, the Trust Allocated Account.

14.3
Rights and Remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Physical Gold.

14.4
Assignment: This Agreement is for the benefit of and binding upon the parties hereto and their respective successors and assigns. Save as expressly provided herein, no party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other party otherwise agrees in writing, except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to its Affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business and further provided that this clause shall not restrict the Trust from assigning its rights hereunder to a Shareholder to the extent required for the Trust to fulfill its obligations under the Trust Agreement.
14.5
Amendments: Any amendment to this Agreement must be agreed in writing and be signed by all of the parties hereto. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

14.6
Partial Invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

14.7
Entire Agreement: This Agreement and the Trust Unallocated Account Agreement represent the entire agreement between the parties hereto in respect of their subject matter save for any agreements made with fraudulent intent, and excludes any prior agreements or representations. This Agreement supersedes and replaces any prior existing agreement between the parties relating to the same subject matter.

14.8	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement

14.9
Business Days: If any obligation falls due to be performed on a day which is not a Business Day or a London Business Day, as the case may be, then the relevant obligations shall be performed on the next succeeding Business Day or London Business Day, as the case may be.

14.10
Prior Agreements: The Custodian or any member of the JPMorgan group of companies (the “JPMorgan Group”) may trade in Shares for its own account as principal, may have underwritten or may underwrite an issue of Shares or, together with any such entities’ directors, officers or employees, may have a long or short position in Shares or in any related security or instrument. Brokerage or other fees may be earned by any member of the JPMorgan Group or persons associated with them in respect of any business transacted by them in all or any of the aforementioned securities or instruments.

15.	GOVERNING LAW AND JURISDICTION

15.1	Governing Law: This Agreement is governed by, and will be construed in accordance with, English law.

15.2
Jurisdiction: The Trustee and the Custodian agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes each of the Trustee and the Custodian irrevocably submits to the non-

exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objection to laying of venue, and further waive any personal service.
15.3
Waiver of Immunity: To the extent that the Trustee may in any jurisdiction claim for it as Trustee, the Trust or its assets any immunity from suit, judgment, enforcement or otherwise howsoever, the Trustee agrees not to claim and irrevocably waives, any such immunity which it would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

15.4
Service of Process: Process by which any proceedings are begun may be served on a party by being delivered to the party’s address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for service of process:

JPMorgan Chase Bank, N.A.
25 Bank Street
Canary Wharf
London E14 5JP
Facsimile No.: +44 207 777 4915
Attention: Peter Smith – Global Commodities

With a copy to:

JPMorgan Chase Bank, N.A.
25 Bank Street
Canary Wharf
London E14 5JP
Facsimile No.: +44 (0)20 7325 8150
Attention: Legal Department-FX and Derivatives Group

Trustee’s Address for service of process:

The Bank of New York Mellon
One Wall Street
New York, New York 10286
Attention: Legal Department

****************************

EXECUTED by the Parties:

Signed on behalf of and for JPMORGAN CHASE BANK, N.A. by

Signature

Name	Peter L. Smith

Title	Executive Director

Signed on behalf of and for
THE BANK OF NEW YORK MELLON, solely in its capacity as trustee of the Merk Gold Trust and not individually by

Signature

Name	Andrew Pfeifer

Title	Vice President

EXHIBIT C

FORM OF TRUST UNALLOCATED ACCOUNT AGREEMENT

JPMORGAN CHASE BANK, N.A.

and

THE BANK OF NEW YORK MELLON
solely in its capacity as trustee of the Merk Gold Trust
and not individually

TRUST UNALLOCATED ACCOUNT AGREEMENT

THIS UNALLOCATED ACCOUNT AGREEMENT (this “Agreement”) is made with effect on and from [_________], 2014.

BETWEEN

(1)	JPMORGAN CHASE BANK, N.A, whose principal place of business in England is at 25 Bank Street, Canary Wharf, London E14 5JP (the “Custodian”); and

(2)
THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the Merk Gold Trust created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement (as defined below) as trustee for the Shareholders (as defined below).

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.

(2)
An Authorized Participant may apply to become a Shareholder by: (i) applying for Shares in accordance with an Authorized Participant Agreement and (ii) depositing the relevant amount of Gold into the Trust Unallocated Account.

(3)	The Custodian has agreed to transfer Gold deposited into the Trust Unallocated Account to the Trust Allocated Account.

(4)
In order to effect redemptions of Shares for Authorized Participants, Physical Gold must be transferred from the Trust Allocated Account to the Trust Unallocated Account by way of de-allocation, and must then be delivered to the AP Account.

(5)
In order to effect the delivery of Gold to Delivery Applicants who elect to take Delivery of Gold in exchange for Shares, Physical Gold must be transferred from the Trust Allocated Account to the Trust Unallocated Account by way of de-allocation, and must then be transferred from the Trust Unallocated Account to the PMD Unallocated Account or used to acquire London Bars for delivery to Delivery Applicants.  If the value of Shares submitted by a Delivery Applicant exceeds the value of the Gold transferred to the PMD Unallocated Account or London Bars acquired for delivery to a Delivery Applicant, Gold in the Trust Unallocated Account in an amount equal to the fewest number of Fine Ounces exceeding such excess shall be sold with the cash proceeds remitted to the Trustee.

(6)
The Trustee has agreed that the Trust Unallocated Account will be established by the Trustee for the account of the Trust, and that the Trustee will have the sole right to give instructions for the making of any payments into or out of the Trust Unallocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1
Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian;

“AP Account” means a loco London account maintained on an unallocated basis by the Custodian or a Gold clearing bank approved by the Relevant Association for the Authorized Participant, as specified in the applicable Transfer Notice;

“AP Application” means an offer by an Authorized Participant to the Trust (in the form prescribed by the Trust) to subscribe for Shares, being an offer on terms referred to in the Prospectus and in accordance with the provisions of the relevant Authorized Participant Agreement and the Conditions;

“AP Application Date” means the Business Day on which a valid AP Application Form is received (or deemed to be received) by the Trustee in accordance with the relevant Authorized Participant Agreement;

“AP Application Form” means a purchase order as defined in the Authorized Participant Agreement;

“Authorized Participant” means a person that, at the time of submitting to the Trustee an order to purchase, or an order to redeem, one or more Baskets (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement and (iv) has established an unallocated account with the Custodian or another LBMA-approved gold-clearing bank;

“Authorized Participant Agreement” means an agreement among the Trustee, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders and Redemption Orders under the Trust Agreement;

“Authorized Signatory” means, in relation to any person, an individual who is duly empowered to bind such person and whose authority is evidenced by a resolution of the board of directors (or any other appropriate means of authorization) of such person, and, in relation to the Trustee, any individual named in the Trustee’s authorized signatory list having due authority to bind the Trustee, which list shall be provided by the Trustee from time to time;

“Availability Date” means the London Business Day on which the Trustee requests the Custodian to credit to the Trust Unallocated Account Gold debited from the Trust Allocated Account;

“Basket” means 50,000 Shares, except that the Sponsor, upon prior written notice to the Trustee, may from time to time increase or decrease the number of Shares comprising a Basket;

“Benchmark Price” means, as of any day, (i) such day’s London PM Fix; (ii) such day’s London AM Fix (i.e., the morning session of the twice daily fix of the price of a Fine Ounce, which starts at 10:30 AM London, England, time and is performed in London by the five members of the London gold fix) if such day’s London PM Fix is not available; or (iii) such other publicly available price the Sponsor may determine fairly represents the commercial value of gold held by the Trust;

“Business Day” means any day other than a day: (1) when the exchange on which the Shares are principally traded is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day;

“Conditions” means the terms and conditions on and subject to which (i) Shares are issued in the form or substantially in the form set out in the Trust Agreement or (ii) Shares are redeemed for Gold pursuant to the Trust Agreement;

“Delivery” means (i) when used with respect to Unallocated Gold, obtaining an acknowledgement from the Custodian of a credit of gold on an Unallocated Basis to the account of the person entitled to that delivery, (ii) when used with respect to Physical Gold, the process of delivering physical gold in connection with the surrender of Shares on a Share Submission Day by a Delivery Applicant, and (iii) when used with respect to Shares, one or more book-entry transfers of those Shares to an account or accounts at the Depository designated by the person entitled to instruct such delivery, and, as applicable, for further credit as specified by that person;

“Delivery Applicant” means a beneficial owner of Shares who is not an Authorized Participant and wishes to surrender part or all of the Shares he or she holds for the purpose of taking Delivery of Physical Gold in the amount of Trust Property represented by those Shares;

“Delivery Applicant Procedures” means the procedures for a Delivery Applicant to take Delivery of Physical Gold as provided in the Trust Agreement and as set forth in the Trust’s registration statement, as modified by the Sponsor and the Trustee from time to time;

“Delivery Application” means a document in form satisfactory to the Sponsor that expresses a Delivery Applicant’s intention to surrender Shares on a Share Submission Day in exchange for an amount of Physical Gold up to the amount of gold represented by such Shares on such Share Submission Day;

“Depository” means The Depository Trust Company and any other successor depository of Shares selected by the Sponsor as provided in the Trust Agreement;

“DTC Participant” means a person that, pursuant to The Depository Trust Company’s governing documents, is entitled to deposit securities with The Depository Trust Company in its capacity as a “participant”;

“Fine Ounce” means an Ounce (i.e., one troy ounce, equal to 31.103 grams, or 1.0971428 ounces avoirdupois) of 100% pure gold, Fine Ounces being determined, as to physical gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held in the Trust Unallocated Account, by the number of Fine Ounces credited to the account from time to time (such account being denominated in Fine Ounces);

“General Notice” means any notice given in accordance with this Agreement other than a Transfer Notice;

“Gold” means (i) Physical Gold held by the Custodian under the Trust Allocated Account Agreement and/or (ii) any credit balance in the Trust Unallocated Account as the context requires;

“Gold Coins” means gold coins without numismatic value and having a minimum fineness of 99.5% or, with respect to American Gold Eagle gold coins, having a minimum fineness of 91.67%;

“Loco London” means in respect of an account holding Gold, the custody, trading or clearing of such Gold in London, United Kingdom;

“London Bar” means a gold bar meeting the London Good Delivery Standards, which are the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the London Bullion Market Association or its successor;

“London Business Day” means a day (other than a Saturday or a Sunday or a public holiday in England) on which commercial banks generally and the London bullion market are open for the transaction of business in London;

“London PM Fix” means the afternoon session of the twice daily fix of the price of a Fine Ounce, which starts at 3:00 PM London, England, time and is performed in London by the five members of the London gold fix;

“Metal Accounts” means the Trust Allocated Account and the Trust Unallocated Account;

“Physical Gold” or “physical gold” means (i) gold bullion that meets the London Good Delivery Standards, i.e., the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the London Bullion Market Association or its successor; and (ii), with respect to a Delivery Applicant’s taking Delivery of Physical Gold, gold bullion in bars of any size with a minimum fineness of 99.5% and Gold Coins;

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Gold;

“PMD Unallocated Account” means a loco London account maintained by the Custodian on an Unallocated Basis for the Precious Metals Dealer that is to be used for facilitating a Delivery Applicant’s taking Delivery of Physical Gold as provided in the Trust Agreement and the Delivery Applicant Procedures;

“Precious Metals Dealer” means a dealer in gold selected by the Sponsor to facilitate the Delivery Applicant’s taking Delivery of Physical Gold as provided in the Trust Agreement and the Delivery Applicant Procedures;

“Prospectus” means the prospectus constituting a part of the registration statement filed on Form S-1, Registration Number 333-180868 with the Securities Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, in relation to the Shares dated on or about [__________], 2014, as the same may be modified, supplemented or amended from time to time;

“Purchase Order” means the order an Authorized Participant wishing to acquire from the Trustee one or more Baskets must place with the Trustee pursuant to the Trust Agreement;

“Redemption Order” means the order an Authorized Participant wishing to redeem one or more Baskets must place with the Trustee pursuant to the Trust Agreement;

“Relevant Association” means the London Bullion Market Association or its successors;

“Rules” means the rules, regulations, practices and customs of the Relevant Association (including without limitation the requirements of “Good Delivery” under the rules of the Relevant Association), the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement;

“Shareholder” means the beneficial owner of one or more Shares;

“Share” means a unit of fractional undivided beneficial interest in the Trust which is issued by the Trust, named “Merk Gold Shares,” and created pursuant to and constituted by the Trust Agreement;

“Share Submission Day” means the date upon which the Delivery Applicant (acting by or through a DTC Participant), upon receiving pre-approval from the Sponsor, causes its shares to be surrendered to the Trustee pursuant to the procedures of the Depository by no later than 3:59:59 PM (New York time) on the designated Business Day according to the instructions in the Delivery Application;

“Sponsor” means Merk Investments LLC, a Delaware limited liability company, or its successor;

“Transfer Notice” means any notice of a deposit or withdrawal made pursuant to clause 3 or clause 4 of this Agreement;
“Trust” means the Merk Gold Trust, the trust entity created by the Trust Agreement;

“Trust Agreement” means the Depositary Trust Agreement of the Merk Gold Trust dated on or about [_______], 2014, as amended from time to time, between Merk Investments LLC, as Sponsor, and The Bank of New York Mellon, as Trustee;

“Trust Allocated Account” means the loco London account maintained for the Trust by the Custodian pursuant to the Trust Allocated Account Agreement, or another account maintained for the Trust by a successor Custodian on an allocated basis, as the case may be;

“Trust Allocated Account Agreement” means the Allocated Account Agreement dated [__________] between the Custodian and the Trustee, the form of which is attached to the Trust Agreement;

“Trust Property” means the Gold that the Custodian credits to the Trust Allocated Account and the Trust Unallocated Account in accordance with this Agreement and the Trust Allocated Account Agreement, all other property held by the Custodian for the account of the Trust and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under the Trust Agreement, including, withholding limitation, Gold held by the Precious Metals Dealer or the Custodian for the Trust prior to the delivery of the Physical Gold to the Delivery Applicant pursuant to the delivery instructions set forth in the Delivery Application;

“Trust Unallocated Account” means the loco London account maintained for the Trust by the Custodian pursuant to this Agreement, or another account maintained for the Trust by a successor Custodian on an Unallocated Basis, as the case may be;

“Unallocated Basis” means, with respect to the holding of gold, that the holder is entitled to receive delivery of physical gold in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular gold that the custodian maintaining that account owns or holds;

“Unallocated Gold” means gold held on an Unallocated Basis.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature; and

“Withdrawal Date” means the London Business Day on which the Trustee wishes a withdrawal of Gold from the Trust Unallocated Account to take place.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

2.	TRUST UNALLOCATED ACCOUNT

2.1	Opening Trust Unallocated Account: The Custodian shall open and maintain the Trust Unallocated Account in the name of the Trustee (in its capacity as trustee for the Shareholders).

2.2
Denomination of Trust Unallocated Account: The Trust Unallocated Account will hold deposits of Gold and will be denominated in Fine Ounces.  The Custodian agrees to use reasonable efforts to minimize the amount of Gold held for the Trust on an Unallocated Basis at all times and the Custodian must allocate ownership of Physical Gold to the Trust such that no more than 430 Fine Ounces of Unallocated Gold are held for the Trust at the end of each Business Day.

2.3
Trust Unallocated Account Reports: At the end of each London Business Day, the Custodian will provide the Trustee access to information showing the increases and decreases to the Gold standing to the Trustee’s credit in the Trust Unallocated Account, and identifying separately each transaction and the New York or London Business Day on which it occurred.  On each London Business Day on which Gold is deposited or that is a Withdrawal Date, the Custodian will send the Trustee a notification of (i) each separate transaction transferring Gold to the Trust Unallocated Account, including the amount of Gold transferred to the Trust Unallocated Account, and the PMD Unallocated Account or the AP Account from which such Gold is transferred, (ii) the amount of Gold transferred from the Trust Unallocated Account to the Trust Allocated Account or to any PMD Unallocated Account or AP Account and (iii) the amount of any remaining Gold in the Trust Unallocated Account, and the Custodian will use commercially reasonable efforts to send the notification by 9:00 a.m. (New York time). In addition, the Custodian will provide the Trustee such information about the increases and decreases to the Gold standing to the Trustee’s credit in the Trust Unallocated Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each Business Day, the Custodian will provide the Trustee within a reasonable time after the end of the Business Day a statement of account for the Trust Unallocated Account. Such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic Bullion Transfer System website (“eBTS”). In the event eBTS is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee.

2.4
Reversal of Entries: The Custodian shall reverse any provisional or erroneous entries to the Trust Unallocated Account which it discovers or of which it is notified with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made (including, without limitation, where the Custodian has credited a deposit made pursuant to clauses 3.1(c) and 3.1(d) and on receipt by the Custodian of the Gold if it is determined that the Gold does not comply with the Rules or that it is not the required weight).

2.5
Provision of Information: The Custodian agrees that it will forthwith notify the Trustee in writing of any encumbrance of which it is aware is or is purported to have been created over or in respect of the Trust Unallocated Account or any of the amounts standing to the credit thereof.

2.6	Access: The Custodian will allow the Sponsor and the Trustee and their Gold auditors (currently

Inspectorate) access to its premises during normal business hours, to examine the Gold and such records, as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Trust’s expense.

3.	DEPOSITS

3.1	Procedure: The Custodian shall receive deposits of Gold into the Trust Unallocated Account (in the manner and accompanied by such documentation as the Custodian may require) by:

(a) de-allocation of Physical Gold held in the Trust Allocated Account upon a Redemption Order by an Authorized Participant or for any other purpose authorized by the Trust Agreement; or

(b)
de-allocation of Physical Gold held in the Trust Allocated Account in connection with a Delivery Applicant’s surrender of Shares for the purpose of taking Delivery of Physical Gold in accordance with the Delivery Application Procedures; or

(c)
transfer of Gold from an AP Account relating to the same kind of Gold and having the same denomination as that to which the Trust Unallocated Account relates in connection with an AP Application by an Authorized Participant for Shares; or

(d)
transfer of Gold from a PMD Unallocated Account relating to the same kind of Gold and having the same denomination as that to which the Trust Unallocated Account relates on the Delivery Application by a Delivery Applicant.

No other methods of deposit are permitted.

3.2	Loco Designation for Deposits: The Custodian shall receive deposits of Gold pursuant to clause 3.1 loco London.

3.3
Notice Requirements: Notice of intended deposit must be received by the Custodian from the Trustee no later than 3:00 p.m. (London time) one London Business Day prior to the Availability Date and specify the weight (in fine troy ounces of gold) to be credited to the Trust Unallocated Account, the Availability Date, the account from which such deposit will be transferred, and any other information which the Custodian may, with the agreement of the Trustee, from time to time require. When, by reference to the Trustee’s notifications and instructions to the Custodian, the Custodian reasonably believes an amount of Gold has been credited to the Trust Unallocated Account in error, the Custodian will notify the Trustee promptly and, pending a joint resolution of the error, will treat such amount as not being subject to the standing instruction in clause 5.2 below.

3.4
Right to Amend Procedure: The Custodian may amend the procedure in relation to the deposit of Gold only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. The Custodian will, whenever practicable, notify the Trustee and the Sponsor within a commercially reasonable time before the Custodian amends its procedures or imposes additional ones in relation to the transfer of Gold into and from the Trust Unallocated Account, and in doing so the Custodian will consider the Trustee’s needs to communicate any such change to Authorized Participants and others.
4.	WITHDRAWALS

4.1
Trustee Instructions Procedure: The Trustee may at any time give instructions to the Custodian for the withdrawal of Gold standing to the credit of the Trust Unallocated Account in such form as may be agreed by the parties from time to time, provided that a withdrawal may be made only by:

(a)
transfer to an AP Account relating to the same kind of Gold and having the same denomination as that to which the Trust Unallocated Account relates when Shares are to be redeemed by an Authorized Participant; or

(b)
transfer to a PMD Unallocated Account against the receipt of Shares from a Delivery Applicant for the purpose of a Delivery Applicant’s taking Delivery of Physical Gold in accordance with the Delivery Application Procedures; or

(c)
allocation of Physical Gold in a maximum number of Fine Ounces not exceeding the Fine Ounces represented by a Delivery Applicant’s Shares surrendered in connection with the Delivery Applicant’s taking Delivery of Physical Gold in accordance with the Delivery Application Procedures; or

(d) transfer to the Trust Allocated Account; or

(e)
the collection of Physical Gold from the Custodian at its vault premises, or such other location as the Custodian may direct by notice to the party taking Delivery received not later than one London Business Day prior to the Withdrawal Date, at the Trust’s expense and risk; or

(f)
transfer to an account maintained by the Custodian or by a third party on an Unallocated Basis in connection with the sale of Gold or other transfers as may now or hereafter be permitted under the Trust Agreement.

4.2
Form of Gold Withdrawals:  Any Gold withdrawal from the Trust Unallocated Account pursuant to clause 4.1 will be in a form which complies with the Rules or in such other form as may be agreed between the Trustee and the Custodian the combined Fine Ounce weight of which will not exceed the number of Fine Ounces the Trustee has instructed the Custodian to debit.  Unless specifically selected by the Trustee, the Custodian is entitled to select the Gold to be made available to the relevant person (as instructed by the Trustee) provided it is in the same form as that deposited.  To the extent that the Trustee is authorized to sell Gold under the Trust Agreement, the Custodian may, but is not required to, purchase such Gold; provided that the Custodian’s purchase price for such Gold must be the Benchmark Price.

4.3	Notice Requirements: Any notice relating to a withdrawal of Gold must be in writing and:

(a) if it relates to a withdrawal pursuant to clauses 4.1(b), 4.1(c), 4.1(d), to be in such form as may be agreed by the parties from time to time, and in all cases be received by the Custodian no later than 3:00 p.m (London time) on the Withdrawal Date unless otherwise agreed.
(b)
if it relates to a transfer pursuant to clause 4.1(a), be in the form of an AP Application (which shall be sufficient instruction for the purposes of this Agreement) and be received by the Custodian no later than 3:00p.m. (London time) on the day which is one London Business Day prior to the Withdrawal Date.

(c)
if it relates to a withdrawal pursuant to clauses 4.1(e) or 4.1(f) be received by the Custodian no later than 11:30 a.m. (London time) not less than two London Business Days prior to the Withdrawal Date unless otherwise agreed and specify the name of the person or carrier that will collect the Gold from the Custodian or the identity of the person to whom delivery is to be made, as the case may be;

and in all cases, specify the weight (in Fine Ounces) of the Gold to be debited from the Trust Unallocated Account, the Withdrawal Date and any other information which the Custodian may, with the agreement of the Trustee, from time to time require.

4.4
Right to Amend Procedure: The Custodian may amend the procedure for the withdrawal of Gold from the Trust Unallocated Account only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. Any such amendment will be subject to the conditions of the preceding clause 3.4 and will be promptly notified to the Sponsor and the Trustee, such notice to be given in advance of implementation whenever practicable.

4.5
Delivery Obligations Relating to Delivery Applicants: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall arrange for the London Bars to be acquired by allocation of Gold, using reasonable efforts to acquire London Bars requested by a Delivery Applicant which approximate closely the number of Fine Ounces represented by the Delivery Applicant's surrendered Shares, and for such London Bars to be shipped to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application, a copy of which shall be provided to the Custodian by the Trustee.  The Custodian shall make any insurance arrangements in respect of delivery of the London Bars to a Delivery Applicant in accordance with industry practice. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation. All insurance and transportation costs shall be for the account of the Sponsor.  The Custodian shall notify the Sponsor and the Trustee of (i) the date of shipment of the requested London Bars to the Delivery Applicant and (ii) the date of the confirmation of the delivery of the requested London Bars to the Delivery Applicant.

4.6
Delivery Obligations Relating to Authorized Participants and Shareholders: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall make any transportation and insurance arrangements in respect of delivery of Gold in accordance with its usual practice. Where instructions are given, the Custodian shall use all reasonable efforts to comply with the same. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation; the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for the account of the

Trust.
4.7
Risk: With the exception of any transfer pursuant to clause 4.5, where there is a shipment from the Custodian of Gold, all right, title and risk in and to such Gold shall pass at the Point of Delivery to the relevant person for whose account the Gold is being delivered. For any transfer pursuant to clause 4.5, where there is a shipment from the Custodian of Physical Gold to a Delivery Applicant, all right, title and risk in and to such Physical Gold shall pass to the Delivery Applicant from the time the Physical Gold is tendered by the Custodian to the courier specified by the Delivery Applicant in the Delivery Application.

4.8
Allocation: Subject to clause 5.2 below, in the case of a transfer under clause 4.1(d), the Custodian will use its commercially reasonable endeavors to complete the allocation of such deposits of Gold by not later than 2:00 p.m. (London time) on the London Business Day of the receipt of notice given in the form prescribed in clause 4.3(a). Following the Custodian’s receipt of such notice, the Custodian shall identify bars of a weight most closely approximating, but not exceeding, the balance in the Trust Unallocated Account and shall transfer such weight from the Trust Unallocated Account to the Trust Allocated Account. The Trustee acknowledges that the process of allocation of Gold to the Trust Allocated Account from the Trust Unallocated Account may involve minimal adjustments to the weights of Gold to be allocated to adjust such weight to the number of whole bars available.

4.9
Sales of Gold: With respect to a withdrawal of Gold from the Trust Unallocated Account made in connection with clause 4.1(b) or clause 4.1(c), if, after the transfer of Gold to the PMD Unallocated Account under clause 4.1(b) has been completed or after the allocation of Physical Gold by the Custodian provided for by clause 4.1(c) has been completed, there are any remaining Fine Ounces in the Trust Unallocated Account that correspond to the Delivery Applicant’s surrendered Shares, the Custodian shall (i) sell such remaining Fine Ounces at the Benchmark Price next determined after the date indicated in the Delivery Application as the date on which the Delivery Applicant is to surrender their Shares and (ii) remit the cash proceeds of such sale to the Trustee. The Delivery Applicant shall bear all risk of loss arising from any such sale of Gold made by the Custodian as a result of any change in the price of Gold between (i) the date the Delivery Applicant surrenders to the Trustee his or her Shares for the exchange of Physical Gold and (ii) the date of sale.  With respect to a withdrawal of Gold from the Trust Unallocated Account made in connection with clause 4.1(f), if, in accordance with the Trust Agreement and instructions from the Trustee, Gold must be sold, the Custodian shall (i) sell such Fine Ounces at the Benchmark Price next determined after receipt of appropriate instructions and (ii) remit the cash proceeds of such sale to the Trustee.

5.	INSTRUCTIONS

5.1
Giving of Instructions: Only the Trustee shall have the right to give instructions to the Custodian for deposit of Gold to or withdrawal of Gold from the Trust Unallocated Account. All such instructions given by the Trustee to the Custodian shall be given in writing and signed by two Authorized Signatories of the Trustee. The Trustee shall notify the Custodian in writing of the names of the people who are authorized to give instructions on the Trustee’s behalf. Until the

Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trustee’s behalf. The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2
Continuous Allocation of Gold: Without prejudice to clause 5.1 above, unless otherwise notified by the Trustee in writing, the Custodian shall, on any London Business Day whenever Gold is to be transferred from an AP Account to the Metal Accounts, transfer Gold with any Gold then standing to the credit of the Trust Unallocated Account (excluding Gold which has been de-allocated in order to effect delivery of Gold to a redeeming Authorized Participant, Delivery Applicant or pursuant to other withdrawal occurring on such day) to the Trust Allocated Account such that the amount of Gold that remains standing to the credit of the Trustee in the Trust Unallocated Account does not exceed 430.000 Fine Ounces at the close of each London Business Day.

5.3
Account not to be Overdrawn: The Trust Unallocated Account may not at any time have a debit balance thereon, and no instruction shall be valid to the extent that the effect thereof would be for the Trust Unallocated Account to have a debit balance thereon.

5.4	Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. Notice of amendment shall have effect only upon actual receipt by the Custodian.

5.5
Unclear or Ambiguous Instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavors (taking into account any relevant time constraints) to obtain clarification of those instructions from the Trustee and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s reasonable satisfaction.

5.6	Refusal to Execute: The Custodian will, where practicable, refuse to execute instructions if in the Custodian’s opinion they are or may be contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1
Disclosure to Others: Subject to clause 6.2, each of the Trustee and the Custodian shall respect the confidentiality of information acquired under this Agreement and will not, without the other party’s consent, disclose to any other person any transaction or other information acquired about another party, its business or the Trust under this Agreement, in the event such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis.

6.2
Permitted Disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory or listing authority or as otherwise necessary in conducting the Trust’s business, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e., a subsidiary or holding company of a party) or (in the case of the Trustee) by the Sponsor, or any beneficiary of the trusts constituted by the Trust Agreement. Each party irrevocably authorizes such persons to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1	Appointment: The Trustee hereby appoints the Custodian to act as custodian of the Gold in accordance with this Agreement and any Rules which apply to the Custodian.

7.2	Safekeeping of Gold: The Custodian will be responsible for the safekeeping of the Gold on the terms and conditions of this Agreement.

7.3
Ownership of Gold: The Custodian will identify in its books that the Gold belongs to the Trustee (on trust for the Shareholders). The Custodian shall ensure that the Gold belonging to the Trustee (on trust for the Shareholders) shall not be pledged by the Custodian or leased to any other party and that it shall at all times be free and clear of all liens and encumbrances, whether arising by operation of law or otherwise.

8.	REPRESENTATIONS

8.1
Trustee’s Representations: The Trustee represents and warrants to the Custodian that (such representations and warranties being deemed to be repeated upon each occasion of withdrawal of Gold under this Agreement):

(1)
the Trustee has all necessary authority, powers, consents, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(2)	the person entering into this Agreement on the Trustee’s behalf has been duly authorized to do so; and

(3)
this Agreement and the obligations created under it are binding upon and enforceable against the Trustee, as trustee of the Trust, in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Trustee is bound.

8.2
Custodian’s Representations: The Custodian represents and warrants to the Trustee that (such representations and warranties being deemed to be repeated upon each occasion of withdrawal of Gold under this Agreement):

(1)
the Custodian has all necessary authority, powers, consents, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(2)	the person entering into this Agreement on behalf of the Custodian has been duly Authorized to do so; and

(3)
this Agreement and the obligations created under it are binding upon the Custodian and enforceable against the Custodian in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Custodian is bound.

9.	FEES AND EXPENSES

9.1
Fees:  For the Custodian’s services under this Agreement, the Custodian and the Sponsor have entered into a separate agreement, to which the Custodian has agreed, under which the Sponsor shall pay the Custodian’s fees for services under this Agreement.

9.2
Expenses: Pursuant to a separate agreement between the Custodian and the Sponsor, to which the Custodian has agreed, the Sponsor shall pay the Custodian on demand all costs, charges and expenses (excluding (i) any relevant taxes and VAT, duties and other governmental charges, (ii) fees for storage and insurance of the Gold, which will be recovered under the Trust Allocated Account Agreement, and (iii) indemnification obligations of the Trustee under clause 11.5, which will be paid under the following sentence) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Gold. The Trustee will procure payment on demand, solely from and to the extent of the assets of the Trust, any other costs, charges and expenses not paid by the Sponsor under its agreement with the Custodian referred to in clause 9.1 and this clause 9.2 (including any relevant taxes and VAT (if chargeable), duties, other governmental charges and indemnification claims of the Custodian payable by the Trustee pursuant to clause 11.5, but excluding fees for storage and insurance of the Gold, which will be recovered under the Trust Allocated Account Agreement) incurred by the Custodian in connection with the Gold.

9.3
Default Interest: If the Trustee or the Sponsor, as the case may be, fails to procure payment to the Custodian any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgment) on any such unpaid amount calculated at a rate equal to 1% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

9.4	Credit Balances: No interest or other amount will be paid by the Custodian on any credit balance on a Trust Unallocated Account.

9.5
Recovery from Trust: Amounts payable pursuant to this clause 9 shall not be debited from the Trust Unallocated Account, but shall be payable on behalf of the Trust, and the Custodian hereby acknowledges that it will have no recourse against Gold standing to the credit of the Trust Unallocated Account or to the Trustee in respect of any such amounts.

10.	VALUE ADDED TAX

10.1
VAT Exclusive: All sums, if any, payable under this Agreement by the Trust to the Custodian shall be deemed to be exclusive of VAT if and to the extent VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement.

10.2	VAT Invoice: If VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement, the Custodian shall provide a valid VAT invoice to the Trust.

11.	SCOPE OF RESPONSIBILITY

11.1
Exclusion of Liability: The Custodian will use reasonable care in the performance of its duties under this Agreement and will only be responsible for any loss or damage suffered as a direct result of any negligence, fraud or willful default on its part in the performance of its duties, and in the case where Gold is lost or damaged its liability will not exceed the market value of the Gold lost or damaged at the time such negligence, fraud or willful default is either discovered by the Custodian or notified  to the Custodian by the Trustee.  The Custodian and the Trustee each agree to notify the other party promptly after any discovery of such lost or damaged Gold. If the Custodian delivers from the Trust Unallocated Account Gold that is not of the Fine Ounces the Custodian has represented to the Trustee or that is not according to the Rules, recovery by the Trustee, to the extent such recovery is otherwise allowed, shall not be barred by any delay in asserting a claim because of the failure to discover the corresponding loss or damage regardless of whether such loss or damage could or should have been discovered.

11.2
No Duty or Obligation: The Custodian is under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

11.3
Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow the Trustee and the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto.

11.4
Force Majeure: The Custodian shall not be liable for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism or any breakdown, malfunction or failure of transmission, communication or computer facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization, for any reason, to perform its obligations; provided, however, that the Custodian agrees to use reasonable efforts to assist the Trustee in finding a replacement custodian (including, but not limited to, agreeing to an assignment of its rights and obligations hereunder) should any event described in this clause 11.4 so prevent the Custodian from performing its obligations.

11.5
Indemnity: The Trustee, solely from and to the extent of the assets of the Trust, shall indemnify and keep indemnified the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (including VAT if chargeable and the expenses assumed by the Sponsor under its agreement with the Custodian procured under clause 9.2) which the Custodian may suffer or incur, directly or indirectly in connection with this Agreement except to the extent that such sums are due directly to the negligence, willful default or fraud of the Custodian.

11.6
Third Parties: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and the Sponsor, which shall be considered a beneficiary (as applicable) of clauses 2.6, 4.5, 11.3, 12.3 and 13.4, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement. Except as set forth in this clause 11.6, this Agreement does not confer a benefit on any person who is not a party to it. The parties to this Agreement do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement, provided that the Sponsor may enforce its rights under clauses 2.6, 4.5, 11.3, 12.3 and 13.4. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce the Custodian’s obligations hereunder.

12.	TERM AND TERMINATION

12.1	Notice: Any termination notice given by the Trustee under clause 12.2 must specify:

	(1)	the date on which the termination will take effect;

	(2)	the person to whom the Gold is to be made available; and

	(3)	all other necessary arrangements for the redelivery of the Gold to the order of the Trustee.

12.2
Term: This Agreement shall have a fixed term up to and including five years and will automatically renew for a further term of five years thereafter unless terminated by the parties in accordance with this clause 12; provided that during such periods (i) either the Trustee or the Custodian may terminate this Agreement for any reason or for no reason or in accordance with clause 12.2 below by giving not less than 90 days’ written notice to the other party and (ii) this Agreement may be terminated immediately upon written notice as follows:

(1)	by the Trustee, if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Gold business;

(2)
by the Trustee or the Custodian, if it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services to the Trust on the terms contemplated by this Agreement or if it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

(3)	by the Custodian, if there is any event which, in the Custodian’s reasonable view, indicates the Trust’s insolvency or impending insolvency;

(4)	by the Trustee, if there is any event which, in the Sponsor’s view, indicates the Custodian’s insolvency or impending insolvency;

(5)	by the Trustee, if the Trust is to be terminated; or

(6)	by the Trustee or by the Custodian, if the Trust Allocated Account Agreement ceases to be in full force and effect at any time.

12.3
Change in Trustee or Sponsor: If there is any change in the identity of the Trustee or the Sponsor in accordance with the Trust Agreement, then the Custodian, the Trustee, the Sponsor and the Trust shall execute such documents and shall take such actions as the new Trustee or Sponsor and the outgoing Trustee or Sponsor may reasonably require for the purpose of vesting in the new Trustee or Sponsor the rights and obligations of the outgoing Trustee or Sponsor, and releasing the outgoing Trustee or Sponsor from its future obligations under this Agreement.

12.4
Redelivery Arrangements: If the Trustee does not make arrangements acceptable to the Custodian for the redelivery of the Gold, the Custodian may continue to store the Gold, in which case the Custodian will continue to charge the fees and expenses payable under clause 9 of the Trust Allocated Account Agreement. If the Trustee has not made arrangements acceptable to the Custodian for the redelivery of the Gold within six months of the date specified in the termination notice as the date on which the termination will take effect, the Custodian will be entitled to sell the Gold and account to the Trustee for the proceeds.

12.5
Existing Rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

13.	NOTICES

13.1
Transfer Notices: Subject to clause 5.1, any Transfer Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and signed by or on behalf of the party giving it (or its duly authorized representative). Any Transfer Notice shall be sent either by facsimile or such other authenticated method as may, from time to time, be agreed between the parties. Any Transfer Notice shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.2
General Notices: Any General Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and shall be signed by or on behalf of the party giving it (or its duly authorized representative). Any General Notice shall be given, made or served by sending the same by pre-paid registered post (first class if inland, first class airmail if overseas) or facsimile transmission. Any General Notice sent by pre-paid registered post shall be deemed to have been received three London Business Days in the case of inland post or seven London Business Days in the case of overseas post after dispatch. Any General Notice sent by facsimile shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.3	The addresses and numbers of the parties for the purposes of clauses 13.1 and 13.2 are:

	The Custodian:	JPMorgan Chase Bank, N.A.
25 Bank Street, Canary Wharf, London E14 5JP
Attention: Peter Smith – Global Commodities
Facsimile No. +44 207 777 4915

	The Trustee:	The Bank of New York Mellon
2 Hanson Place
9th Floor
Brooklyn, New York 11217
Attention: ETF Services, Brooklyn
Telephone: 718-315-5013
Facsimile: 718-315-4850

or such other address or facsimile number as shall have been notified (in accordance with this clause) to the other party hereto. The address and numbers of the Sponsor for purposes of receiving notices under this Agreement is:

	The Sponsor:	Merk Investments LLC
960 San Antonio Road, #201
Palo Alto, California 94303
Telephone: (650) 323-4341
Attention: Axel Merk

13.4
Recording of Calls: Each of the Custodian, the Trustee and the Sponsor may record telephone conversations without use of a warning tone. Such records will be the recording party’s sole property and accepted by the other parties hereto as evidence of the orders or instructions given.

14.	GENERAL

14.1
Role of Trustee: The Trustee is a party to this Agreement solely in its capacity as Trustee for the Shareholders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the trusts constituted by the Trust Agreement (the “Trust Assets”) to the extent authorized by the Trust Agreement and (ii) no recourse shall be had to (a) any assets other than the

Trust Assets including, without limitation, any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the trusts constituted by the Trust Agreement, as owner in its individual capacity or in any way other than as trustee of the trusts constituted by the Trust Agreement; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the trusts constituted by the Trust Agreement.

14.2
No Advice: The Custodian’s duties and obligations under this Agreement do not include providing the other party hereto with investment advice. In asking the Custodian to open and maintain the Trust Unallocated Account, the Trustee acknowledges that it is acting pursuant to the Trust Agreement and the Custodian shall not owe the Trustee or the Trust any duty to exercise any judgment on their behalf as to the merits or suitability of any deposits into, or withdrawals from, the Trust Unallocated Account.

14.3
Rights and Remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Gold.

14.4
Assignment: This Agreement is for the benefit of and binding upon the parties hereto and their respective successors and assigns. Save as expressly provided herein, no party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other party otherwise agrees in writing except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to an Affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business, and further provided that this clause shall not restrict the Trustee from assigning its rights hereunder to a Shareholder to the extent required for the Trust to fulfill its obligations under the Trust Agreement.

14.5
Amendments: Any amendment to this Agreement must be agreed in writing and be signed by all of the parties hereto. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

14.6
Partial Invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

14.7
Entire Agreement: This Agreement and the Trust Allocated Account Agreement represent the entire agreement between the parties in respect of their subject matter save for any agreements made with fraudulent intent, and excludes any prior agreements or representations. This Agreement supersedes and replaces any prior existing agreement between the parties hereto relating to the same subject matter.

14.8	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

14.9
Business Days: If any obligation falls due to be performed on a day which is not a Business Day or a London Business Day, as the case may be, then the relevant obligations shall be performed on the next succeeding Business Day or London Business Day, as the case may be.

14.10
Prior Agreements: The Custodian or any member of the JP Morgan group of companies (the “JP Morgan Group”) may trade in Shares for its own account as principal, may have underwritten or may underwrite an issue of Shares or, together with any such entities’ directors, officers or employees, may have a long or short position in Shares or in any related security or instrument. Brokerage or other fees may be earned by any member of the JP Morgan Group or persons associated with them in respect of any business transacted by them in all or any of the aforementioned securities or instruments.

15.	GOVERNING LAW AND JURISDICTION

15.1	Governing Law: This Agreement is governed by, and will be construed in accordance with, English law.

15.2
Jurisdiction: The Trustee and the Custodian agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes each of the Trustee and the Custodian irrevocably submits to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objection to laying of venue, and further waive any personal service.

15.4
Waiver of Immunity: To the extent that the Trustee may in any jurisdiction claim for it as Trustee, the Trust or its assets any immunity from suit, judgment, enforcement or otherwise howsoever, the Trustee agrees not to claim, and irrevocably waives, any such immunity which it would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

15.5
Service of Process: Process by which any proceedings are begun may be served on a party by being delivered to the party’s address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for service of process:

JPMorgan Chase Bank, N.A.
25 Bank Street, Canary Wharf, London E14 5JP
Attention: Peter Smith – Global Commodities

With a copy to:

JP Morgan Chase Bank, N.A. ,
25 Bank Street
Canary Wharf
London E14 5JP
Facsimile No.: +44 (0)20 7325 8150
Attention: Legal Department-FX and Derivatives Group

Trustee’s Address for service of process:

The Bank of New York Mellon
One Wall Street
New York, New York 10286
Attention: Legal Department

EXECUTED by the parties:

Signed on behalf of and for JPMORGAN CHASE BANK, N.A. by

Signature

Name	Peter L. Smith

Title	Executive Director

Signed on behalf of and for THE BANK OF NEW YORK MELLON solely in its capacity as trustee of the Merk Gold Trust and not individually by

Signature

Name	Andrew Pfeifer

Title	Vice President

EXHIBIT D

DELIVERY APPLICANT PROCEDURES

The following Delivery Applicant Procedures, to the extent consistent with the provisions of the Agreement, supplement the Agreement.  Capitalized terms used in these Delivery Applicant Procedures shall have the meanings assigned to such terms in the Agreement.

General.  A copy of the Delivery Application, which may be amended from time to time, will be attached to the Trust’s prospectus and available on the Trust’s website.  Instructions for completing the Delivery Application will be available on the Trust’s website.  A Delivery Applicant seeking to take Delivery of Physical Gold must complete a Delivery Application which sets forth, among other matters, the number of Shares to be Surrendered, the contemplated Share Submission Day (including any applicable grace period), the type and quantity of Physical Gold requested, and the method and location of the desired Delivery of Physical Gold, along with information about the Delivery Applicant and his or her broker.

The Sponsor may, but is not required to, provide a calculator on the Trust’s website to enable potential Delivery Applicants to estimate the number of Shares to Surrender in exchange for Physical Gold and the approximate amount of Cash Proceeds that may be received in connection with such Surrender.  Any such estimate shall be non-binding on the Delivery Applicant, the Sponsor and the Trust.  The actual Cash Proceeds received by a Delivery Applicant will depend on the number of Fine Ounces represented by the Shares Surrendered, which is affected by the accrual of Trust expenses, and the price of gold at the time of the sale of any Fine Ounces in excess of the Physical Gold Delivered to the Delivery Applicant.  Additionally, the Surrender of Shares may be rejected if the Trust incurs extraordinary expenses before the Share Submission Day (including any applicable grace period).

Initiating Delivery Process.  To take Delivery of Physical Gold, a Delivery Applicant must first contact the Sponsor at the toll-free number specified on the Trust’s website or in the Trust’s prospectus in order to discuss the types of Physical Gold available and suitable delivery methods.  No such discussions are binding on the Delivery Applicant, the Sponsor or the Trust.  To initiate the Delivery process, the Delivery Applicant must submit a completed Delivery Application to the Sponsor for pre-approval.  The Delivery Application must be accompanied by the payment by wire of all applicable processing fees to the account specified by the Sponsor on the Delivery Application and deducted from the same brokerage account to be used to Surrender Shares.  Processing fees consist of an exchange fee and a delivery fee, each calculated as described in the Trust’s prospectus, as it may be amended from time to time, with the amount of such fees dependent upon the type and amount of Physical Gold requested and the manner and location of Delivery.

Receipt of Delivery Application.  Delivery Applications received by the Sponsor after 4:00 p.m. (New York time) on a Business Day will be considered received on the next Business Day.  The Sponsor will process Delivery Applications in the order received, provided, however, that the Sponsor is under no obligation to consider or review a Delivery Application if the applicable processing fees have not been submitted by the Delivery Applicant.  The Sponsor typically will review a Delivery Application within three Business Days of receipt, and may reject a Delivery Application for any reason or for no reason.  The Sponsor will refund a Delivery Applicant’s processing fees if the Sponsor rejects the Delivery Application.

If the Delivery Applicant requests Physical Gold other than London Bars, once a Delivery Applicant submits a Delivery Application accompanied by the applicable processing fees, the Sponsor will provide a copy of the Delivery Application to the Precious Metals Dealer and shall inquire of the Precious Metals

Dealer as to whether the requested Physical Gold will be available on or before the Share Submission Day, including any applicable grace period specified on the Delivery Application.  Unless the Precious Metals Dealer advises the Sponsor that the requested Physical Gold will be available on or before the Share Submission Day, including any applicable grace period specified on the Delivery Application, the Sponsor will reject the Delivery Application and notify the Delivery Applicant of such rejection.

Precious Metals Dealer Set Aside (limited period prior to Share Submission Day).  If the Precious Metals Dealer confirms that it has the Physical Gold other than London Bars requested by the Delivery Applicant, the Precious Metals Dealer will set aside such Physical Gold for a limited period as set forth in an agreement with the Precious Metals Dealer.  During such time, none of the Trust, the Sponsor, the Trustee or the Delivery Applicant shall be obligated to purchase or take delivery of such Physical Gold held by the Precious Metals Dealer.  Until notified by the Precious Metals Dealer of the availability of the Physical Gold requested by the Delivery Application, the Sponsor will not pre-approve the Delivery Application.  If the Sponsor pre-approves a Delivery Application, it will provide copies of the pre-approved Delivery Application to the Trustee and the Delivery Applicant.  If the Delivery Applicant requests London Bars, the Trustee will provide a copy of the Delivery Application to the Custodian.

Delivery Applicant Instructs Broker Prior to Share Submission Day.  Upon pre-approval of the Delivery Application, the Delivery Applicant must instruct his or her broker (i) to submit a delivery instruction, accompanied by the pre-approved Delivery Application, to the Trustee instructing the Trustee to Deliver the requested Physical Gold and the Cash Proceeds to the Delivery Applicant in accordance with instructions in the Delivery Application and (ii) to transfer the applicable number of Shares indicated on the Delivery Application to the Trustee by no later than 3:59:59 p.m. (New York time) on the specified Share Submission Day, including any applicable grace period specified on the Delivery Application.  If the processing fees have increased from the time they were paid to the Sponsor prior to pre-approval of the Delivery Application, the Delivery Applicant must pay the difference, by wire to the account specified by the Sponsor on the Delivery Application, on the Share Submission Day.  By 4:00 p.m. (New York time) on each Business Day, the Sponsor will inform the Trustee whether the Sponsor has received the full amount of the processing fees for pending Surrenders of Shares if such Shares are Surrendered on such Business Day.

Share Submission Day Surrender of Shares.  If the Shares are Surrendered after 3:59:59 p.m. (New York time) on the Share Submission Day indicated on the Delivery Application, but are Surrendered by 3:59:59 p.m. (New York time) on a Business Day that is within the applicable grace period specified on the Delivery Application, such Business Day shall be deemed the Share Submission Day for purposes of the Agreement.  Shares Surrendered after the end of any applicable grace period shall be rejected by the Trustee.  Not later than 6:00 p.m. (New York time) the Trustee shall notify the Sponsor of the receipt of Surrendered Shares.

Once the Delivery Applicant’s broker, on behalf of the Delivery Applicant, Surrenders the specified Shares along with the pre-approved Delivery Application, the Delivery Applicant is bound to take Delivery of the requested Physical Gold in exchange for the Surrendered Shares, unless the Surrender of Shares is rejected.  The Trustee will reject the Surrendered Shares in accordance with Section 2.6(b)(viii) of the Agreement or if the Sponsor has not received the full amount of the processing fees.  If the Surrender of Shares is rejected, the Trustee shall promptly notify the Sponsor of such rejection, specifying the reason for such rejection and shall return the Shares to the Delivery Applicant’s broker.  The Sponsor shall notify the Delivery Applicant of such rejection.  The Sponsor will refund a Delivery Applicant’s processing fees if the Surrendered Shares are rejected.

Share Submission Day Instructions After Surrender of Shares.  Unless the Surrender of Shares is rejected by the Trustee, the Trustee will notify the Sponsor by 6:00 p.m. (New York time) on the day the Shares are Surrendered that the Shares had been received and accepted.

Upon the Surrender and acceptance of Shares in exchange for London Bars, the Trustee shall instruct the Custodian in accordance with Section 2.6(b)(iii) of the Agreement to acquire the London Bars requested in the Delivery Application as provided below. Any such instructions shall be provided by 6:00 p.m. (New York time) on the Business Day the Shares have been received and accepted by the Trustee. Any such instructions shall be acknowledged by the Custodian on the next Business Day following the Business Day on which such instructions are provided to the Custodian. Upon receipt of such instructions, the Custodian shall (i), if the balance in the Trust Unallocated Account is less than the number of Fine Ounces of gold represented by the Delivery Applicant’s Surrendered Shares, de-allocate from the Trust Allocated Account and transfer to the Trust Unallocated Account a number of Fine Ounces of gold not less than the number of Fine Ounces of gold represented by the Delivery Applicant’s Surrendered Shares minus the balance in the Trust Unallocated Account, with the Custodian to use reasonable efforts to de-allocate London Bars which approximate closely the number of Fine Ounces of gold represented by the Delivery Applicant's surrendered Shares less the balance in the Trust Unallocated Account and (ii) acquire London Bars representing a maximum number of Fine Ounces of gold not exceeding the Fine Ounces of gold represented by the Delivery Applicant's surrendered Shares, with the Custodian to use reasonable efforts to acquire London Bars which approximate closely the number of Fine Ounces of gold represented by the Delivery Applicant’s Surrendered Shares.

Following the Surrender and acceptance of Shares in exchange for Physical Gold other than London Bars, the Sponsor shall, on the next Business Day following the Share Submission Day, enter into an OTC Transaction with the Precious Metals Dealer to acquire, on behalf of the Trust, the requested Physical Gold and provide the Trustee with a copy of the Transaction Confirmation. Upon the later of the Surrender and acceptance of Shares in exchange for Physical Gold other than London Bars and receipt of the Transaction Confirmation from the Sponsor, the Trustee shall instruct the Custodian in accordance with Section 2.6(b)(iv) of the Agreement to transfer to the Precious Metals Dealer an amount of Unallocated Gold representing the amount of Physical Gold requested in the Delivery Application as provided below. Any such instructions shall be provided by 6:00 p.m. (New York time) on the Business Day the Shares have been received and accepted by the Trustee and the Trustee has received the Transaction Confirmation from the Sponsor. Any such instructions shall be acknowledged by the Custodian on the next Business Day following the Business Day on which such instructions are provided to the Custodian. Upon receipt of such instructions, the Custodian shall (i) de-allocate from the Trust Allocated Account and transfer to the Trust Unallocated Account a number of Fine Ounces of gold not less than the number of Fine Ounces of gold represented by the Delivery Applicant’s Surrendered Shares and (ii) transfer the number of Fine Ounces of gold that represent the physical gold to be acquired by the Trust from the Precious Metals Dealer pursuant to the OTC Transaction from the Trust Unallocated Account to the PMD Unallocated Account.

In the event that the Fine Ounces of gold represented by the London Bars or other Physical Gold to be delivered to a Delivery Applicant represent less than the Fine Ounces of gold represented by the Delivery Applicant’s Surrendered Shares, the Custodian shall sell the amount of the shortfall (i) in the case of the Delivery of London Bars, at the London PM Fix next determined after the first Business Day following the Share Submission Day, as contemplated by Section 2.6(b)(iii) of the Agreement, and (ii) in the case of the Delivery of Physical Gold other than London Bars, at the London PM Fix next determined after the first Business Day following the later of the Share Submission Day and the Business Day on which the Trustee has received the Transaction Confirmation, as contemplated by Section 2.6(b)(iv) of the Agreement. The Custodian shall remit the Cash Proceeds from any such sale to the Trustee. Upon the receipt of the Cash Proceeds from any such sale, the Trustee shall pay the Cash Proceeds to the account specified in the Delivery Application for the receipt of Cash Proceeds within one Business Day of the receipt of the Cash Proceeds from the Custodian.

Shipment of Physical Gold to Delivery Applicant.  Once the Precious Metals Dealer, for Physical Gold other than London Bars, or the Custodian, for London Bars, has acquired the Physical Gold requested in the Delivery Application, the Precious Metals Dealer or the Custodian, as the case may be, shall arrange for and promptly ship the requested Physical Gold to the Delivery Applicant in accordance with the instructions provided by the Delivery Applicant in the Delivery Application.  On any applicable Business Day, the Precious Metals Dealer and the Custodian, as the case may be, shall advise the Sponsor and the Trustee of (i) the date of shipment of the requested Physical Gold to the Delivery Applicant and (ii) the date of the confirmation of the delivery of the requested Physical Gold to the Delivery Applicant.  If at the close of any Business Day any Physical Gold is held by the Precious Metals Dealer pending shipment to the Delivery Applicant, the Precious Metals Dealer shall report to the Sponsor and the Trustee the Fine Ounces of Physical Gold held by the Precious Metals Dealer on behalf of the Trust.

Upon receipt of Physical Gold, the Delivery Applicant will have five Business Days, or such shorter or longer period as may be specified in the Delivery Application, following the receipt of the Physical Gold to notify the Sponsor in writing of any complaints or objections concerning the shipment, delivery or receipt of the Physical Gold.  In the absence of any such objection or complaint, the Delivery Applicant will be deemed to have accepted receipt of the Physical Gold in full satisfaction of the physical gold due the Delivery Applicant and to have waived any and all claims the Delivery Applicant may have concerning the physical gold received by the Delivery Applicant.

D-4